                                                                   EXHIBIT 3.1.1



                              AMENDED AND RESTATED
                          ARTICLES OF INCORPORATION OF
                           DIVIDEND CAPITAL TRUST INC.


         Dividend Capital Trust Inc., a Maryland corporation (the "Company") having its principal office in the State of Maryland at 11 East Chase Street, Baltimore, Maryland 21202, hereby certifies to the Department of Assessments and Taxation of the State of Maryland, that:

         FIRST: The Company desires to amend and restate its Articles of Incorporation;

         SECOND: The provisions of the Articles of Incorporation which are now in effect, dated as of July ___, 2002 and as amended hereby in accordance with the Maryland General Corporation Law (the "MGCL"), are as follows:

                                TABLE OF CONTENTS


ARTICLE 1.                 THE COMPANY; DEFINITIONS...............................................................1
         Section 1.1       Name...................................................................................1
         Section 1.2       Resident Agent.........................................................................1
         Section 1.3       Nature of Company......................................................................1
         Section 1.4       Principal Office of Company............................................................1
         Section 1.5       Purpose................................................................................1
         Section 1.6       Definitions............................................................................1

ARTICLE 2.                 BOARD OF DIRECTORS.....................................................................9
         Section 2.1       Number.................................................................................9
         Section 2.2       Experience............................................................................10
         Section 2.3       Committees............................................................................10
         Section 2.4       Term..................................................................................10
         Section 2.5       Fiduciary Obligations.................................................................10
         Section 2.6       Approval By Independent Directors.....................................................10
         Section 2.7       Resignation, Removal Or Death.........................................................10
         Section 2.8       Business Combination Statute..........................................................10
         Section 2.9       Control Share Acquisition Statute.....................................................11

ARTICLE 3.                 POWERS OF DIRECTORS...................................................................11
         Section 3.1       General...............................................................................11
         Section 3.2       Specific Powers And Authority.........................................................11

ARTICLE 4.                 ADVISOR...............................................................................17
         Section 4.1       Appointment and Initial Investment of Advisor.........................................17
         Section 4.2       Supervision of Advisor................................................................17
         Section 4.3       Fiduciary Obligations.................................................................18
         Section 4.4       Affiliation And Functions.............................................................18
         Section 4.5       Termination...........................................................................18
         Section 4.6       Real Estate Commission and Management Fees............................................18
         Section 4.7       Operating Partnership Interests.......................................................19
         Section 4.8       New Advisor Fee Structures............................................................20
         Section 4.9       Reimbursement for Organizational and Offering Expenses................................20
         Section 4.10      Dealer Manager Fee and Commissions....................................................20
         Section 4.11      Acquisition Fees......................................................................20
         Section 4.12      Reimbursement for Acquisition Expenses................................................20
         Section 4.13      Reimbursement for Operating Expenses..................................................21
         Section 4.14      Reimbursement Limitation..............................................................21
         Section 4.15      Limitation on Acquisition Fees and Acquisition Expenses...............................21

ARTICLE 5.                 INVESTMENT OBJECTIVES AND LIMITATIONS.................................................21
         Section 5.1       Investment Objectives.................................................................21

         Section 5.2       Review Of Objectives..................................................................21
         Section 5.3       Certain Permitted Investments.........................................................21
         Section 5.4       Investment Limitations................................................................22

ARTICLE 6.                 CONFLICTS OF INTEREST.................................................................25
         Section 6.1       Sales and Leases to Company...........................................................25
         Section 6.2       Sales And Leases To The Sponsor, Advisor, Directors Or Affiliates.....................25
         Section 6.3       Other Transactions....................................................................25
         Section 6.4       Conflict Resolution Procedures........................................................25

ARTICLE 7.                 SHARES................................................................................26
         Section 7.1       Authorized Shares.....................................................................26
         Section 7.2       Common Shares.........................................................................26
         Section 7.3       Preferred Shares......................................................................28
         Section 7.4       General Nature Of Shares..............................................................29
         Section 7.5       No Issuance of Share Certificates.....................................................29
         Section 7.6       Suitability Of Stockholders...........................................................29
         Section 7.7       Restrictions On Ownership And Transfer................................................30
         Section 7.8       Shares-In-Trust.......................................................................39
         Section 7.9       Settlements...........................................................................41
         Section 7.10      Severability..........................................................................42
         Section 7.11      Waiver................................................................................42
         Section 7.12      Repurchase Of Shares..................................................................42
         Section 7.13      Dividend Reinvestment Plans...........................................................42

ARTICLE 8.                 STOCKHOLDERS..........................................................................42
         Section 8.1       Meetings Of Stockholders..............................................................42
         Section 8.2       Voting Rights Of Stockholders.........................................................43
         Section 8.3       Voting Limitations On Equity Shares Held By The Advisor, ...............................
                           Directors And Affiliates..............................................................43
         Section 8.4       Stockholder Action To Be Taken By Meeting.............................................43
         Section 8.5       Right Of Inspection...................................................................43
         Section 8.6       Access To Stockholder List............................................................44
         Section 8.7       Reports...............................................................................44

ARTICLE 9.                 LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES; TRANSACTIONS
                           BETWEEN AFFILIATES AND THE COMPANY....................................................45
         Section 9.1       Limitation Of Stockholder Liability...................................................45
         Section 9.2       Limitation Of Liability And Indemnification...........................................45
         Section 9.3       Payment Of Expenses...................................................................46
         Section 9.4       Express Exculpatory Clauses In Instruments............................................46
         Section 9.5       Transactions With Affiliates..........................................................47

ARTICLE 10.                AMENDMENT; REORGANIZATION; MERGER, ETC................................................47
         Section 10.1      Amendment.............................................................................47

         Section 10.2      Reorganization........................................................................48
         Section 10.3      Merger, Consolidation Or Sale Of Company Property.....................................48

ARTICLE 11.                DURATION OF COMPANY...................................................................50
         Section 11.1      Termination Upon Failure To Obtain Listing............................................50
         Section 11.2      Dissolution Of The Company By Stockholder Vote........................................50

ARTICLE 12.                MISCELLANEOUS.........................................................................50
         Section 12.1      Governing Law.........................................................................50
         Section 12.2      Reliance By Third Parties.............................................................50
         Section 12.3      Provisions In Conflict With Law Or Regulations........................................51
         Section 12.4      Construction..........................................................................51
         Section 12.5      Recordation...........................................................................51

                                   ARTICLE 1.
                            THE COMPANY; DEFINITIONS

         Section 1.1 Name. The name of the corporation (the "Company") is:
Dividend Capital Trust Inc.

         Section 1.2 Resident Agent. The name and address of the resident agent for service of process of the Company in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase Street, Baltimore, Maryland 21202. The Company may have such principal office within the State of Maryland as the Directors may from time to time determine. The Company may also have such other offices or places of business within or without the State of Maryland as the Directors may from time to time determine.

         Section 1.3 Nature of Company. The Company is a Maryland corporation within the meaning of the Maryland General Corporation Law.


         Section 1.4 Principal Office of Company. The address of the Company's principal office is 11 East Chase Street, Baltimore, Maryland 21202.

         Section 1.5 Purpose. The purposes for which the Company is formed are to conduct any business for which corporations may be organized under the laws of the State of Maryland including, but not limited to: (i) acquiring and leasing commercial properties located in North America, including without limitation, industrial buildings, office buildings, shopping centers, business parks and other commercial and industrial properties, including properties which are under construction or development, are newly constructed, or have been constructed and have operating histories; and (ii) entering into any partnership, joint venture or other similar arrangement to engage in any of the foregoing. Subject to, and not in limitation of, the authority of the preceding sentence, the Company intends to engage in business as a real estate investment trust under the REIT Provisions of the Code.

         Section 1.6 Definitions. As used in these Articles of Incorporation, the following terms shall have the following meanings unless the context otherwise requires (certain other terms used in Article 7 hereof are defined in Sections 7.2, 7.3, 7.6, and 7.7 hereof):


                  a. "ACQUISITION EXPENSES" means any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection or acquisition of any Property, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance.

                  b. "ACQUISITION FEE" means any and all fees and commissions, exclusive of Acquisition Expenses, paid by any Person or entity to any other Person or entity (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with the purchase, development or construction of a Property, including, without limitation, real estate commissions, acquisition fees, finder's fees, selection fees, development fees, construction fees, nonrecurring management fees, consulting fees, loan fees, points, or any other fees or commissions of a similar nature. Excluded shall be development fees and construction fees paid to any Person or entity not affiliated with the Advisor in connection with the actual development and construction of any Property.

                  c. "ADVISOR" or "ADVISORS" means the Person or Persons, if any, appointed, employed or contracted with by the Company pursuant to
         Section 4.1 hereof and responsible for directing or performing the day-to-day business affairs of the Company, including any Person to whom the Advisor subcontracts substantially all of such functions.

                  d. "ADVISORY AGREEMENT" means the agreement between the Company and the Advisor pursuant to which the Advisor will direct or perform the day-to-day business affairs of the Company.

                  e. "AFFILIATE" or "AFFILIATED" means, as to any individual, corporation, partnership, trust, limited liability company or other legal entity (other than the Trust), (i) any Person or entity directly or indirectly through one or more intermediaries controlling, controlled by, or under common control with another Person or entity;
         (ii) any Person or entity, directly or indirectly owning, controlling, or holding with power to vote ten percent (10%) or more of the outstanding voting securities of another Person or entity; (iii) any officer, director, general partner or trustee of such Person or entity;
         (iv) any Person ten percent (10%) or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with power to vote, by such other Person; and (v) if such other Person or entity is an officer, director, general partner, or trustee of a Person or entity, the Person or entity for which such Person or entity acts in any such capacity.

                  f. "ASSETS" means Properties.

                  g. "AVERAGE INVESTED ASSETS" means, for a specified period, the average of the aggregate book value of the assets of the Company invested, directly or indirectly, in equity interests in and loans secured by real estate before reserves for depreciation or bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period.

                  h. "BYLAWS" means the bylaws of the Company, as the same are in effect from time to time.

                  i. "CODE" means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

                  j. "COMMON SHARES" means shares of the Company's common stock, $.01 par value, the terms and conditions of which are set forth in
         Section 7.2 hereof.

                  k. "COMPANY PROPERTY" means any and all property, real, personal or otherwise, tangible or intangible, which is transferred or conveyed to the Company (including all rents, income, profits and gains therefrom), which is owned or held by, or for the account of, the Company.

                  l. "COMPETITIVE REAL ESTATE COMMISSION" means a real estate or brokerage commission for the purchase or sale of property which is reasonable, customary, and competitive in light of the size, type, and location of the property.

                  m. "CONSTRUCTION FEE" means a fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Company Property.

                  n. "CONTRACT PRICE FOR THE PROPERTY" means the amount actually paid or allocated to the purchase, development, construction or improvement of a property exclusive of Acquisition Fees and Acquisition Expenses.

                  o. "DEALER MANAGER" means Dividend Capital Securities LLC, an Affiliate of the Advisor, or such other Person or entity selected by the Board of Directors to act as the dealer manager for the offering. Dividend Capital Securities LLC is a member of the National Association of Securities Dealers, Inc.

                  p. "DEVELOPMENT FEE" means a fee for the packaging of a Property, including negotiating and approving plans, and undertaking to assist in obtaining zoning and necessary variances and financing for the specific Property, either initially or at a later date.

                  q. "DIRECTORS," "BOARD OF DIRECTORS" or "BOARD" means, collectively, the individuals appointed as Directors of the Company pursuant to Article 2 of these Articles of Incorporation so long as they continue in office and all other individuals who have been duly elected and qualify as Directors of the Company hereunder.

                  r. "DISTRIBUTIONS" means any distributions of money or other property, pursuant to Section 7.2(d) hereof, by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes. The Company will make no distributions other than distributions of money or readily marketable securities unless the requirements of Section 7.2(d) hereof are satisfied.

                  s. "EQUITY SHARES" means transferable shares of beneficial interest of the Company of any class or series, including Common Shares or Preferred Shares.

                  t. "GROSS PROCEEDS" means the aggregate purchase price of all Shares sold for the account of the Company, without deduction for Selling Commissions, volume discounts, the marketing support and due diligence expense reimbursement fee or Organizational and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any share for which reduced Selling Commissions are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the offering price per Share.

                  u. "INDEPENDENT DIRECTOR" means a Director who is not, and within the last two (2) years has not been, directly or indirectly associated with the Advisor by virtue of (i) ownership of an interest in the Advisor or its Affiliates, (ii) employment by the Advisor or its Affiliates, (iii) service as an officer or director of the Advisor or its Affiliates, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three (3) real estate investment trusts advised by the Advisor, or (vi) maintenance of a material business or professional relationship with the Advisor or any of its Affiliates. An indirect relationship shall include circumstances in which a Director's spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law is or has been associated with the Advisor, any of its Affiliates or the Company. A business or professional relationship is considered material if the gross revenue derived by the Director from the Advisor and Affiliates exceeds five percent (5%) of either the Director's annual gross revenue during either of the last two (2) years or the Director's net worth on a fair market value basis.

                  v. "INDEPENDENT EXPERT" means a Person or entity with no material current or prior business or personal relationship with the Advisor or the Directors and who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Company.

                  w. "INITIAL INVESTMENT" means that portion of the initial capitalization of the Company contributed by the Sponsor or its Affiliates pursuant to Section 2.1. of the NASAA REIT Guidelines.

                  x. "INITIAL PUBLIC OFFERING" means the offering and sale of Equity Shares of the Company pursuant to the Company's first effective registration statement covering such Common Shares filed under the Securities Act of 1933, as amended.

                  y. "INVESTED CAPITAL" means the amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company's plan for repurchase of Shares.

                  z. "JOINT VENTURES" means those joint venture or general partnership arrangements in which the Company or the Operating Partnership is a co-venturer or general partner which are established to acquire Properties.

                  aa. "LEVERAGE" means the aggregate amount of indebtedness of the Company (which shall include the Company's proportionate share of indebtedness of partnerships, joint ventures and other entities in which it owns an interest) for money borrowed (including purchase money mortgage loans) outstanding at any time, both secured and unsecured.

                  bb. "LISTING" means the listing of the Shares of the Company on a national securities exchange or over-the-counter market.

                  cc. "MGCL" means the Maryland General Corporation Law.

                  dd. "MORTGAGE" means mortgages, deeds of trust or other security interests on or applicable to Real Property.

                  ee. "NASAA REIT GUIDELINES" means the Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association.

                  ff. "NET ASSETS" means the total assets of the Company (other than intangibles), at cost, before deducting depreciation or other non-cash reserves, less total liabilities, calculated quarterly by the Company on a basis consistently applied.

                  gg. "NET INCOME" means for any period, the total revenues applicable to such period, less the total expenses applicable to such period excluding additions to reserves for depreciation, bad debts or other similar non-cash reserves; provided, however, Net Income for purposes of calculating total allowable Operating Expenses shall exclude the gain from the sale of the Company's assets.


                  hh. "NET SALES PROCEEDS" means in the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of all real estate commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of any legal and other selling expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Operating Partnership from the Joint Venture less any expenses incurred by the Operating Partnership in connection with such transaction. In the case of a transaction or series of transactions described in clause (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction less the amount of all commissions and closing costs paid by the Operating Partnership. In the case of a transaction described in clause (E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of all selling costs and other expenses incurred by the Operating Partnership in connection with such transaction. Net Sales Proceeds shall also include, in the case of any lease of a Property consisting of a building only, any amounts from tenants, borrowers or lessees that the Company, as general partner of the Operating Partnership determines, in its discretion, to be economically equivalent to the proceeds of a Sale. Net Sales Proceeds shall not include any amounts used to repay outstanding indebtedness secured by the asset disposed of in the sale.


                  ii. "OPERATING EXPENSES" means all costs and expenses incurred by the Company, as determined under generally accepted accounting principles, which in any way are related to the operation of the Company or to Company business, including advisory fees, but excluding (i) the expenses of raising capital such as Organizational and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and taxes incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves,
         (v) Acquisition Fees and Acquisition Expenses, and (vi) real estate commissions on the Sale of property, and other expenses connected with the acquisition and ownership of real estate interests, mortgage loans, or other property (such as the costs of foreclosure, insurance premiums, legal services, maintenance, repair, and improvement of property) and (vii) any incentive fees which may be paid in compliance with the NASAA REIT Guidelines. The definition of "Operating Expenses" set forth above is intended to encompass only those expenses which are required to be treated as Operating Expenses under the NASAA REIT guidelines. As a result, and notwithstanding the definition set forth above, any expense of the Company which is not an Operating Expense under the NASAA REIT Guidelines shall not be treated as an Operating Expense for purposes hereof.


                  jj. "OPERATING PARTNERSHIP" means the partnership through which the Company will own the Properties.

                  kk. "OP UNIT" means a unit of limited partnership interest in the Operating Partnership.

                  ll. "ORGANIZATIONAL and OFFERING EXPENSES" means any and all costs and expenses, other than Selling Commissions and the dealer manager fee payable to the Dealer Manager, incurred by the Company, the Advisor or any Affiliate of either in connection with the formation, qualification and registration of the Company, and the marketing and distribution of Shares, including, without limitation, the following: total underwriting and brokerage discounts and commissions (including fees of the underwriters' attorneys), legal, accounting and escrow fees, expenses for printing, engraving, amending, supplementing and mailing, distribution costs, salaries of employees while engaged in registering, marketing and wholesaling the Shares, telegraph and telephone costs, all advertising and marketing expenses (including the costs related to investor and broker-dealer sales meetings), charges of transfer agents, registrars, trustees, escrow holders, depositories, experts, and fees, expenses and taxes related to the filing, registration and qualification of the sale of the securities under Federal and State laws, including accountants' and attorneys' fees.

                  mm. "PERSON" means an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
         Section 509(a) of the Code, joint stock company or other entity, or any government or any agency or political subdivision thereof, and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                  nn. "PREFERRED SHARES" means shares of the Company's preferred stock, which may be issued in one or more classes or series in accordance with Section 7.3 hereof.

                  oo. "PROPERTY" or "PROPERTIES" means (i) the real properties, including the buildings located thereon, (ii) the real properties only, or (iii) the buildings only, which are acquired by the Company or the Operating Partnership, either directly or through joint venture arrangements or other partnerships.

                  pp. "PROSPECTUS" means the same as that term is defined in
         Section 2(10) of the Securities Act of 1933, including a preliminary prospectus, an offering circular as described in Rule 256 of the General Rules and Regulations under the Securities Act of 1933 or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities to the public.

                  qq. "REAL PROPERTY" or "REAL ESTATE" means land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.

                  rr. "REIT" means a corporation, trust or association which is engaged in investing in equity interests in real estate (including fee ownership and leasehold interests and interests in partnerships and joint ventures holding real estate) or in loans secured by mortgages on real estate or both and that qualifies as a real estate investment trust under the REIT Provisions of the Code.

                  ss. "REIT PROVISIONS OF THE CODE" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to real estate investment trusts (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

                  tt. "ROLL-UP ENTITY" means a partnership, real estate investment trust, corporation, trust or similar entity that would be created or would survive after the successful completion of a proposed Roll-Up Transaction.

                  uu. "ROLL-UP TRANSACTION" means a transaction involving the acquisition, merger, conversion, or consolidation, directly or indirectly, of the Company and the issuance of securities of a Roll-Up Entity. Such term does not include: (i) a transaction involving securities of the Company that have been listed on a national securities exchange or included for quotation on the National Market System of the National Association of Securities Dealers Automated Quotation System for at least 12 months; or (ii) a transaction involving the conversion to corporate, trust, or association form of only the Company if, as a consequence of the transaction, there will be no significant adverse change in Stockholder voting rights, the term of existence of the Company, compensation to the Advisor or the investment objectives of the Company.

                  vv. "SALE" or "SALES" means any transaction or series of transactions whereby: (A) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of the building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Operating Partnership sells, grants, transfers, conveys or relinquishes its ownership of all or substantially all of the interest of the Operating Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture in which the Operating Partnership is a co-venturer or partner sells, grants, transfers, conveys or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards;
         (D) the Operating Partnership sells, grants, conveys, or relinquishes its interest in any asset, or portion thereof, including any event with respect to any asset which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Operating Partnership sells or otherwise disposes of or distributes all of its assets in liquidation of the Operating Partnership.


                  ww. "SECURITIES" means Equity Shares, Shares-in-Trust, any other stock, shares or other evidences of equity or beneficial or other interests, voting trust certificates, bonds, debentures, notes or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in, temporary or interim certificates for, receipts for, guarantees of, or warrants, options or rights to subscribe to, purchase or acquire, any of the foregoing.

                  xx. "SELLING COMMISSIONS" means any and all commissions payable to underwriters, dealer managers, or other broker-dealers in connection with the sale of Shares, including, without limitation, commissions payable to Dividend Capital Securities LLC.


                  yy. "SHARES" means any shares of the Company's stock that has the right to elect the Directors.


                  zz. "SOLICITING DEALERS" means those broker-dealers that are members of the National Association of Securities Dealers, Inc., or that are exempt from broker-dealer registration, and that, in either case, enter into participating broker or other agreements with the Dealer Manager to sell Shares.

                  aaa. "SPONSOR" means any Person directly or indirectly instrumental in organizing, wholly or in part, the Company or any Person who will control, manage or participate in the management of the Company, and any Affiliate of such Person. Not included is any Person whose only relationship with the Company is that of an independent property manager of Company assets, and whose only compensation is as such. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services. A Person may also be deemed a Sponsor of the Company by:

                           (1) taking the initiative, directly or indirectly, in
                  founding or organizing the business or enterprise of the Company, either alone or in conjunction with one or more other Persons;

                           (2) receiving a material participation in the Company
                  in connection with the founding or organizing of the business of the Company, in consideration of services or property, or both services and property;

                           (3) having a substantial number of relationships and
                  contacts with the Company;

                           (4) possessing significant rights to control Company
                  properties;

                           (5) receiving fees for providing services to the
                  Company which are paid on a basis that is not customary in the industry; or

                           (6) providing goods or services to the Company on a
                  basis which was not negotiated at arms length with the Company.

                  bbb. "STOCKHOLDERS" means the registered holders of the Company's Equity Shares.

                  ccc. "STOCKHOLDERS' 7% RETURN" means a 7% per annum cumulative, noncompounded return on Invested Capital.

                  ddd. "SUCCESSOR" means any successor in interest of the Company.

                  eee. "TERMINATION DATE" means the date of termination of the Advisory Agreement.

                  fff. "TOTAL PROCEEDS" means Gross Proceeds from the Initial Public Offering.

                  ggg. "UNIMPROVED REAL PROPERTY" means Property in which the Company has an equity interest that is not acquired for the purpose of producing rental or other operating income, that has no development or construction in process and for which no development or construction is planned, in good faith, to commence within one year.

                                   ARTICLE 2.
                               BOARD OF DIRECTORS


         Section 2.1 Number. The number of Directors shall be eight (8), each of whom shall be elected by the Stockholders entitled to vote. The number of Directors may be increased or decreased from time to time by resolution of the Directors then in office or by a majority vote of the Stockholders entitled to vote: provided, however, that the total number of Directors shall be not fewer than three (3) and not more than fifteen (15), subject to increase or decrease by the affirmative vote of 80% of the members of the entire Board of Directors. A majority of the Board of Directors will be Independent Directors except for a period of 60 days after the death, removal or resignation of an Independent Director. Any vacancies will be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum. Independent Directors shall nominate replacements for vacancies in the Independent Director positions. No reduction in the number of Directors shall cause the removal of any Director from office prior to the expiration of his term. For the purposes of voting for Directors, each Share of stock may be voted for as many individuals as there are directors to be elected and for whose election the Share is entitled to be voted, or as may otherwise be required by the MGCL or other applicable law as in effect from time to time. A director may be removed with or without cause by the vote of the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors at a special meeting of the shareholders called for the purpose of removing such director. The names of the initial directors who shall act until the first meeting or until their successors are duly chosen and qualified are:
Evan H. Zucker, James R. Mulvihill, John A. Blumberg, Michael Dana, Tripp H. Hardin, III, Robert F. Masten and John C. O'Keefe.


         Section 2.2 Experience. A Director shall have had at least three (3) years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets being acquired by the Company. At least one of the Independent Directors shall have three (3) years of relevant real estate experience.

         Section 2.3 Committees. Subject to the MGCL, the Directors may establish such committees as they deem appropriate, in their discretion, provided that the majority of the members of each committee are Independent Directors.

         Section 2.4 Term. Each Director shall hold office for one (1) year, until the next annual meeting of Stockholders and until his successor shall have been duly elected and shall have qualified. Directors may be elected to an unlimited number of successive terms.

         Section 2.5 Fiduciary Obligations. The Directors serve in a fiduciary capacity to the Company and have a fiduciary duty to the Stockholders of the Company, including a specific fiduciary duty to supervise the relationship of the Company with the Advisor.

         Section 2.6 Approval By Independent Directors. A majority of Independent Directors must approve all matters to which sections 2.1, 4.1, 4.2, 4.5, 4.8, 4.9, 4.11, 4.12, 4.13, 5.2, 5.3(c), 5.4(d), 5.4(h), 5.4(m) and 9.2
herein apply.

         Section 2.7 Resignation, Removal Or Death. Any Director may resign by written notice to the Board of Directors, effective upon execution and delivery to the Company of such written notice or upon any future date specified in the notice. A Director may be removed from office with or without cause only at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote, subject to the rights of any Preferred Shares to vote for such Directors. The notice of such meeting shall indicate that the purpose, or one of the purposes, of such meeting is to determine if a Director should be removed.

         Section 2.8 Business Combination Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Business Combination Statute, found in Title 3, subtitle 6 of the MGCL, as amended from time to time, or any successor statute thereto, shall not apply to any "business combination" (as defined in Section 3-601(e) of the MGCL, as amended from time to time, or any successor statute thereto) of the Company and any Person.

         Section 2.9 Control Share Acquisition Statute. Notwithstanding any other provision of these Articles of Incorporation or any contrary provision of law, the Maryland Control Share Acquisition Statute, found in Title 3, subtitle 7 of the MGCL, as amended from time to time, or any successor statute thereto shall not apply to any acquisition of Securities of the Company by any Person.

                                   ARTICLE 3.
                               POWERS OF DIRECTORS

         Section 3.1 General. Subject to the express limitations herein or in the Bylaws and to the general standard of care required of directors under the MGCL and other applicable law, (i) the business and affairs of the Company shall be managed under the direction of the Board of Directors and (ii) the Directors shall have full, exclusive and absolute power, control and authority over the Company Property and over the business of the Company as if they, in their own right, were the sole owners thereof, except as otherwise limited by these Articles of Incorporation. The Directors have established the written policies on investments and borrowing set forth in this Article 3 and Article 5 hereof and shall monitor the administrative procedures, investment operations and performance of the Company and the Advisor to assure that such policies are carried out. The Directors may take any actions that, in their sole judgment and discretion, are necessary or desirable to conduct the business of the Company. A majority of the Board of Directors, including a majority of Independent Directors, hereby ratify these Articles of Incorporation, which shall be construed with a presumption in favor of the grant of power and authority to the Directors. Any construction of these Articles of Incorporation or determination made in good faith by the Directors concerning their powers and authority hereunder shall be conclusive. The enumeration and definition of particular powers of the Directors included in this Article 3 shall in no way be limited or restricted by reference to or inference from the terms of this or any other provision of these Articles of Incorporation or construed or deemed by inference or otherwise in any manner to exclude or limit the powers conferred upon the Directors under the general laws of the State of Maryland as now or hereafter in force.

         Section 3.2 Specific Powers And Authority. Subject only to the express limitations herein, and in addition to all other powers and authority conferred by these Articles of Incorporation or by law, the Directors, without any vote, action or consent by the Stockholders, shall have and may exercise, at any time or times, in the name of the Company or on its behalf the following powers and authorities:

                  a. INVESTMENTS. Subject to Section 3.2(b), Article 5 and
         Section 9.5 hereof, to invest in, purchase or otherwise acquire and to hold real, personal or mixed, tangible or intangible, property of any kind wherever located, or rights or interests therein or in connection therewith, all without regard to whether such property, interests or rights are authorized by law for the investment of funds held by trustees or other fiduciaries, or whether obligations the Company acquires have a term greater or lesser than the term of office of the Directors or the possible termination of the Company, for such consideration as the Directors may deem proper (including cash, property of any kind or Securities of the Company); provided, however, that the Directors shall take such actions as they deem necessary and desirable to comply with any requirements of the MGCL relating to the types of assets held by the Company.

                  b. REIT QUALIFICATION. The Company shall properly make a timely election to be a REIT and the Board of Directors shall use its commercially reasonable efforts to cause the Company and its Stockholders to qualify for U.S. federal income tax treatment in accordance with the REIT Provisions of the Code with respect to each taxable year of the Company. In furtherance of the foregoing, the Board of Directors shall use its commercially reasonable efforts to take such actions as are necessary, and may take such actions as it deems desirable (in its sole discretion) to preserve the status of the Company as a REIT; provided, however, that in the event that the Board of Directors determines, by vote of at least two-thirds (2/3) of the Directors, that it no longer is in the best interests of the Company to qualify as a REIT, the Board of Directors shall take such actions as are required by the MGCL and other applicable law to cause the matter of revocation of qualification as a REIT to be submitted to a vote of the Stockholders of the Company entitled to vote pursuant to Sections 3.2(s) and 8.2.

                  c. SALE, DISPOSITION AND USE OF COMPANY PROPERTY. Subject to
         Article V and Sections 3.2(b), 9.5 and 10.3 hereof, the Board of Directors shall have the authority to sell, rent, lease, hire, exchange, release, partition, assign, mortgage, grant security interests in, encumber, negotiate, dedicate, grant easements in and options with respect to, convey, transfer (including transfers to entities wholly or partially owned by the Company or the Directors) or otherwise dispose of any or all of the Company Property by deeds (including deeds in lieu of foreclosure with or without consideration), trust deeds, assignments, bills of sale, transfers, leases, mortgages, financing statements, security agreements and other instruments for any of such purposes executed and delivered for and on behalf of the Company or the Directors by one or more of the Directors or by a duly authorized officer, employee, agent or nominee of the Company, on such terms as they deem appropriate; to give consents and make contracts relating to the Company Property and its use or other property or matters; to develop, improve, manage, use, alter or otherwise deal with the Company Property; and to rent, lease or hire from others property of any kind; provided, however, that the Company may not use or apply land for any purposes not permitted by applicable law.

                  d. FINANCINGS. To borrow or, in any other manner, raise money for the purposes and on the terms they determine, which terms may (i) include evidencing the same by issuance of Securities of the Company and (ii) have such provisions as the Directors determine; to reacquire such Securities of the Trust; to enter into other contracts or obligations on behalf of the Trust; to guarantee, indemnify or act as surety with respect to payment or performance of obligations of any Person; to mortgage, pledge, assign, grant security interests in or otherwise encumber the Company Property to secure any such Securities of the Company, contracts or obligations (including guarantees, indemnifications and suretyships); and to renew, modify, release, compromise, extend, consolidate or cancel, in whole or in part, any obligation to or of the Company or participate in any reorganization of obligors to the Company; provided, however, that the

         Company's Leverage on an aggregate basis may not exceed 50% of the Company's Properties' aggregate value; provided, that Leverage on individual Properties may exceed such limit.

                  e. LENDING. Subject to all applicable limitations in these Articles of Incorporation, to lend money or other Company Property on such terms, for such purposes and to such Persons as they may determine.

                  f. ISSUANCE OF SECURITIES. Subject to the provisions of
         Article 7 hereof, to create and authorize and direct the issuance (on either a pro rata or a non-pro rata basis) by the Company, in shares, units or amounts of one or more types, series or classes, of Securities of the Company, which may have such voting rights, dividend or interest rates, preferences, subordinations, conversion or redemption prices or rights; maturity dates, distribution, exchange, or liquidation rights or other rights as the Directors may determine, without vote of or other action by the Stockholders, to such Persons for such consideration, at such time or times and in such manner and on such terms as the Directors determine, to list any of the Securities of the Company on any securities exchange; and to purchase or otherwise acquire, hold, cancel, reissue, sell and transfer any Securities of the Company.

                  g. EXPENSES AND TAXES. To pay any charges, expenses or liabilities necessary or desirable, in the sole discretion of the Directors, for carrying out the purposes of these Articles of Incorporation and conducting the business of the Company, including compensation or fees to Directors, officers, employees and agents of the Company, and to Persons contracting with the Company, and any taxes, levies, charges and assessments of any kind imposed upon or chargeable against the Company, the Company Property or the Directors in connection therewith other than income or similar taxes imposed upon compensation and fees paid to Directors; and to prepare and file any tax returns, reports or other documents and take any other appropriate action relating to the payment of any such charges, expenses or liabilities.

                  h. COLLECTION AND ENFORCEMENT. To collect, sue for and receive money or other property due to the Company; to consent to extensions of the time for payment, or to the renewal, of any Securities or obligations; to engage or to intervene in, prosecute, defend, compound, enforce, compromise, release, abandon or adjust any actions, suits, proceedings, disputes, claims, demands, security interests or things relating to the Company, the Company Property or the Company's affairs; to exercise any rights and enter into any agreements and take any other action necessary or desirable in connection with the foregoing.

                  i. DEPOSITS. To deposit funds or Securities constituting part of the Company Property in banks, trust companies, savings and loan associations, financial institutions and other depositories, whether or not such deposits will draw interest, subject to withdrawal on such terms and in such manner as the Directors determine.

                  j. ALLOCATION; ACCOUNTS. Subject to and in accordance with the Code and generally accepted accounting principles, to determine whether moneys, profits or other assets of the Company shall be charged or credited to, or allocated between, income and capital, including whether or not to amortize any premium or discount and to determine in what manner any expenses or disbursements are to be borne as between income and capital (regardless of how such items would normally or otherwise be charged to or allocated between income and capital without such determination); to treat any dividend or other distribution on any investment as, or apportion it between, income and capital; in their discretion to provide reserves for depreciation, amortization, obsolescence or other purposes in respect of any Company Property in such amounts and by such methods as they determine what constitutes net earnings, profits or surplus; to determine the method or form in which the accounts and records of the Company shall be maintained; and to allocate to the Stockholders' equity account less than all of the consideration paid for Securities and to allocate the balance to paid in capital or capital surplus.

                  k. VALUATION OF PROPERTY. To determine the value of all or any part of the Company Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Company, and to revalue all or any part of the Company Property, all in accordance with such market quotations, appraisals or other information as are reasonable, in their sole judgment and where appropriate, in accordance with the Code and generally accepted accounting principles.

                  l. OWNERSHIP AND VOTING POWERS. To exercise all of the rights, powers, options and privileges pertaining to the ownership of any Mortgages, Securities, Real Estate and other Company Property to the same extent that an individual owner might, including without limitation to vote or give any consent, request or notice or waive any notice, either in person or by proxy or power of attorney, which proxies and powers of attorney may be for any general or special meetings or action, and may include the exercise of discretionary powers.

                  m. OFFICERS. To elect, appoint or employ such officers for the Company and such committees of the Board of Directors with such powers and duties as the Directors may determine, the Company's Bylaws provide or the MGCL requires; subject to restrictions advisable with respect to the qualification of the Company as a REIT, to engage, employ or contract with and pay compensation to any Person (including subject to Section 9.5 hereof, any Director and any Person who is an Affiliate of any Director) as agent, representative, Advisor, member of an advisory board, employee or independent contractor (including advisors, consultants, transfer agents, registrars, underwriters, accountants, attorneys-at-law, real estate agents, property and other managers, appraisers, brokers, architects, engineers, construction managers, general contractors or otherwise) in one or more capacities, to perform such services on such terms as the Directors may determine; to delegate to one or more Directors, officers or other Persons engaged or employed as aforesaid or to committees of Directors or to the Advisor, the performance of acts or other things (including granting of consents), the making of decisions and the execution of such deeds, contracts, leases or other instruments, either in the names of the Company, the Directors or as their attorneys or otherwise, as the Directors may determine; and to establish such committees as they deem appropriate.

                  n. ASSOCIATIONS. Subject to Section 9.5 hereof, to cause the Company to enter into joint ventures, general or limited partnerships, participation or agency arrangements or any other lawful combinations, relationships or associations of any kind.

                  o. REORGANIZATIONS, ETC. Subject to Sections 3.2(b), 10.2 and
         10.3 hereof, to cause to be organized or assist in organizing any Person under the laws of any jurisdiction to acquire all or any part of the Company Property, carry on any business in which the Company shall have an interest or otherwise exercise the powers the Directors deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, to merge or consolidate the Company with any Person; to sell, rent, lease, hire, convey, negotiate, assign, exchange or transfer all or any part of the Company Property to or with any Person in exchange for Securities of such Person or otherwise; and to lend money to, subscribe for and purchase the Securities of, and enter into any contracts with, any Person in which the Company holds, or is about to acquire, Securities or any other interests.

                  p. INSURANCE. To purchase and pay for out of Company Property insurance policies insuring the Stockholders, the Company and the Company Property against any and all risks, and insuring the Directors, Advisors and Affiliates of the Company individually (each an "Insured") against all claims and liabilities of every nature arising by reason of holding or having held any such status, office or position or by reason of any action alleged to have been taken or omitted by the Insured in such capacity, whether or not the Company would have the power to indemnify against such claim or liability, provided that such insurance be limited to the indemnification permitted by Section 9.2 hereof in regard to any liability or loss resulting from negligence, gross negligence, misconduct, willful misconduct or an alleged violation of federal or state securities laws. Nothing contained herein shall preclude the Company from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers' compensation, as would be customary for any Person owning comparable assets and engaged in a similar business, or from naming the Insured as an additional insured party thereunder, provided that such addition does not add to the premiums payable by the Company. The Board of Directors' power to purchase and pay for such insurance policies shall be limited to policies that comply with all applicable state laws and the NASAA REIT Guidelines.

                  q. DISTRIBUTIONS. To declare and pay dividends or other Distributions to Stockholders, subject to the provisions of Section 7.2 hereof.

                  r. DISCONTINUE OPERATIONS; BANKRUPTCY. To discontinue the operations of the Company (subject to Section 10.2 hereof); to petition or apply for relief under any provision of federal or state bankruptcy, insolvency or reorganization laws or similar laws for the relief of debtors; to permit any Company Property to be foreclosed upon without raising any legal or equitable defenses that may be available to the Company or the Directors or otherwise defending or responding to such foreclosure; to confess judgment against the Trust (as hereinafter defined); or to take such other action with respect to indebtedness or other obligations of the Directors, the Company Property or the Company as the Directors, in such capacity, and in their discretion may determine.

                  s. REVOCATION OF STATUS. To revoke the status of the Company as a real estate investment trust under the REIT Provisions of the Code; provided, however, that the Board of Directors shall take no action to revoke the Company's status as a real estate investment trust under the REIT Provisions of the Code until such time as (i) the Board of Directors adopts a resolution recommending that the Company revoke its status as a real estate investment trust under the REIT Provisions of the Code, (ii) the Board of Directors presents the resolution at an annual or special meeting of the Stockholders and (iii) such resolution is approved by the holders of a majority of the issued and outstanding Equity Shares entitled to vote.

                  t. FISCAL YEAR. Subject to the Code, to adopt, and from time to time change, a fiscal year for the Company, provided that the fiscal year of the Company shall be the calendar year for all taxable periods prior to any termination or revocation of qualification of the Company as a REIT.

                  u. SEAL. To adopt and use a seal, but the use of a seal shall not be required for the execution of instruments or obligations of the Company.

                  v. BYLAWS. To adopt, implement and from time to time alter, amend or repeal the Bylaws of the Company relating to the business and organization of the Company, provided that such Bylaws and amendments are not inconsistent with the provisions of these Articles of Incorporation, and further provided that the Directors may not amend the Bylaws, without the affirmative vote of a majority of the Equity Shares entitled to vote, to the extent that such amendments adversely affect the rights, preferences and privileges of Stockholders.

                  w. LISTING SHARES. To cause the Listing of the Shares at any time after completion of the Initial Public Offering but in no event shall such listing occur more than ten (10) years after completion of the Initial Public Offering.

                  x. FURTHER POWERS. To do all other acts and things and execute and deliver all instruments incident to the foregoing powers, and to exercise all powers which they deem necessary, useful or desirable to carry on the business of the Company or to carry out the provisions of these Articles of Incorporation, even if such powers are not specifically provided hereby.

                  y. DETERMINATION OF BEST INTEREST OF COMPANY. In determining what is in the best interest of the Company, a Director shall consider the interests of the Stockholders of the Company and, in his or her sole and absolute discretion, may consider (i) the interests of the Company's employees, suppliers, creditors and customers, (ii) the economy of the nation, (iii) community and societal interests, and (iv) the long-term as well as short-term interests of the Company and its Stockholders, including the possibility that these interests may be best served by the continued independence of the Company.

                                   ARTICLE 4.
                                     ADVISOR

         Section 4.1 Appointment and Initial Investment of Advisor. The Directors are responsible for setting the general policies of the Company and for the general supervision of its business conducted by officers, agents, employees, advisors or independent contractors of the Company. However, the Directors are not required personally to conduct the business of the Company, and they may (but need not) appoint, employ or contract with any Person (including a Person Affiliated with any Director) as an Advisor and may grant or delegate such authority to the Advisor as the Directors may, in their sole discretion, deem necessary or desirable. The term of retention of any Advisor shall not exceed one (1) year, although there is no limit to the number of times that a particular Advisor may be retained. The Advisor (or any one of its Affiliates) shall make an initial investment of $200,000 in the Operating Partnership (or the Company). The Advisor or any Affiliate may not sell this initial investment while the Advisor remains a Sponsor but may transfer the initial investment to other Affiliates. Notwithstanding the foregoing, a Person hired or retained to perform property management and related services for the Company (including a Person affiliated with any Director) shall not be an Advisor.

         Section 4.2 Supervision of Advisor. The Directors shall evaluate the performance of the Advisor before entering into or renewing an advisory contract and the criteria used in such evaluation shall be reflected in the minutes of meetings of the Board. The Directors may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Company, to act as agent for the Company, to execute documents on behalf of the Company and to make executive decisions which conform to general policies and principles established by the Directors. The Directors shall monitor the Advisor to assure that the administrative procedures, operations and programs of the Company are in the best interests of the Stockholders and are fulfilled. The Independent Directors are responsible for reviewing the fees and expenses of the Company at least annually or with sufficient frequency to determine that the expenses incurred are reasonable in light of the investment performance of the Company, its Net Assets, its Net Income and the fees and expenses of other comparable unaffiliated REITs. Each such determination shall be reflected in the minutes of the meetings of the Board of Directors. In addition, from time to time, but at least annually, a majority of the Independent Directors and a majority of Directors not otherwise interested in the transaction must approve each transaction with the Advisor or its Affiliates. The Independent Directors also will be responsible for reviewing the performance of the Advisor and determining that compensation to be paid to the Advisor is reasonable in relation to the nature and quality of services performed and the investment performance of the Company and that the provisions of the Advisory Agreement are being carried out. Specifically, the Independent Directors will consider factors such as the Net Assets and Net Income of the Company, the amount of the fee paid to the Advisor in relation to the size, composition and performance of the Company's portfolio, the success of the Advisor in generating opportunities that meet the investment objectives of the Company, rates charged to other REITs and to investors other than REITs by advisors performing the same or similar services, additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, whether paid by the Company or by others with whom the Company does business, the quality and extent of service and advice furnished by the Advisor, the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, frequency of problem investments and competence in dealing with distress situations, and the quality of the portfolio of the Company relative to the investments generated by the Advisor for its own account. The Independent Directors may also consider all other factors which they deem relevant and the findings of the Independent Directors on each of the factors considered shall be recorded in the minutes of the Board of Directors.

         The Board of Directors shall determine whether any successor Advisor possesses sufficient qualifications to perform the advisory function for the Company and whether the compensation provided for in its contract with the Company is justified.

         Section 4.3 Fiduciary Obligations. The Advisor has a fiduciary responsibility to the Company and to the Stockholders.

         Section 4.4 Affiliation And Functions. The Directors, by resolution or in the Bylaws, may provide guidelines, provisions, or requirements concerning the affiliation and functions of the Advisor.

         Section 4.5 Termination. Either a majority of the Independent Directors or the Advisor may terminate the advisory contract on sixty (60) days' written notice with or without cause and without penalty, and, in such event, the Advisor will cooperate with the Company and the Directors in making an orderly transition of the advisory function.

         Section 4.6 Real Estate Commission and Management Fees.

                  a. The Company shall pay the Advisor a deferred, subordinated real estate disposition fee upon Sale of one or more Properties, in an amount equal to the lesser of (i) one-half (1/2) of a Competitive Real Estate Commission, or (ii) three percent (3%) of the sales price of such Property or Properties. In addition, the amount paid when added to the sums paid to unaffiliated parties in such a capacity shall not exceed the lesser of the Competitive Real Estate Commission or an amount equal to 6% of the sales price of such Property or Properties. Payment of such fee shall be made only if the Advisor provides a substantial amount of services in connection with the Sale of a Property or Properties and shall be subordinated to receipt by the Stockholders of Distributions equal to the sum of (i) their aggregate Stockholders' 7% Return and (ii) their aggregate Invested Capital. If, at the time of a Sale, payment of such disposition fee is deferred because the subordination conditions have not been satisfied, then the disposition fee shall be paid at such later time as the subordination conditions are satisfied. Upon Listing, if the Advisor has accrued but not been paid such real estate disposition fee, then for purposes of determining whether the subordination conditions have been satisfied, Stockholders will be deemed to have received a Distribution in the amount equal to the product of the total number of Shares outstanding and the average closing price of the Shares over a period, beginning 180 days after Listing, of 30 days during which the Shares are traded.

                  b. The Company shall pay to a property management company (which may be an affiliate of the Advisor) property management and leasing fees equal to 4.5% of the gross revenues with respect to any Property or such other percentage of gross revenues that the Company considers reasonable taking into account the going rate of compensation for managing similar properties in the same locality, the services rendered and other relevant factors; provided, however, that aggregate property management and leasing fees payable to the property management company may not exceed the lesser of

         (i) 4.5% of the Company's gross revenues or (ii) 0.6% of the net asset value of all Properties owned by the Company calculated on an annual basis. For purposes of this calculation, "gross revenues" shall be defined as all amounts actually collected as rents or other charges for the occupancy or use of Properties, and "net asset value" shall be defined as the excess of the aggregate of the fair market value of all Properties (excluding vacant properties) over the aggregate outstanding debt of the Company (excluding debts having maturities of one year or less). In addition, the Company may pay the property management company a separate fee for the one-time initial leasing-up of newly constructed properties in an amount not to exceed the fee customarily charged in arm's length transactions by other parties rendering similar services in the same geographic area for similar properties, as determined by a survey of brokers and agents in such area.


         Section 4.7 Operating Partnership Interests. The Advisor will make a capital contribution of $200,000 to the Operating Partnership in exchange for OP Units. The Advisor or one or more of its Affiliates also will be issued OP Units constituting a separate series of limited partnership interests (the "Special OP Units"). The holder of the Special OP Units will be entitled to distributions from the Operating Partnership in an amount equal to 15% of the Net Sales Proceeds after the holders of regular partnership interests have received cumulative distributions from the Operating Partnership from operating income, sales proceeds or other sources equal to their capital contributions to the Operating Partnership plus a 7% cumulative, noncompounded annualized return thereon. Upon the earliest to occur of the termination or nonrenewal of the Advisory Agreement for "cause" (as defined in the Advisory Agreement), a Termination Event or the Listing, all of the Special OP Units shall be redeemed by the Operation Partnership. In the case of redemption upon a Termination Event or the Listing, the Special OP Units shall be redeemed for an aggregate amount equal to the Net Sales Proceeds that would have been distributed to the holders of Special OP Units in accordance with the second preceding sentence if a transaction within the meaning of clause (E) of the definition of Sale had occurred on such date, all assets of the Operating Partnership had been sold for their fair market value and all liabilities of the Operating Partnership had been satisfied in full according to their terms. In determining the fair market value of the assets of the Operating Partnership, (i) in connection with a Termination Event, the Company shall obtain an appraisal of the properties of the Operating Partnership and (ii) in connection with the Listing, the Company shall make such determination taking into account the market value of the Company's listed Shares based upon the average closing price, or average of bid and asked prices, as the case may be, during a period of 30 days during which such Shares are traded beginning 180 days after the Listing. For this purpose, a "Termination Event" means the termination or nonrenewal of the Advisory Agreement (i) in connection with a merger, sale of assets or transaction involving the Company pursuant to which a majority of the Directors then in office are replaced or removed, (ii) by the Advisor for "good reason" (as defined in the Advisory Agreement) or (iii) by the Company other than for "cause" (as defined in the Advisory Agreement). If the Advisory Agreement is terminated or not renewed by the Company for "cause" (as defined in the Advisory Agreement), the Special OP Units will be redeemed by the Operating Partnership for $1.

The Operating Partnership will redeem the Special OP Units for cash. There shall be a corresponding allocation of profits of the Operating Partnership made to the holder of the Special OP Units in connection with the amounts payable hereunder and such amounts will be payable only out of profits of the Operating Partnership.


         Section 4.8 New Advisor Fee Structures. In the event that the Company becomes a perpetual life entity, which will occur if the Shares become listed on a national securities exchange or over-the-counter market, the Company and the Advisor will negotiate in good faith a fee structure appropriate for an entity with a perpetual life, subject to approval by a majority of the Independent Directors. In negotiating a new fee structure, the Independent Directors shall consider all of the factors they deem relevant. These are expected to include, but will not necessarily be limited to: (i) the amount of the advisory fee in relation to the asset value, composition, and profitability of the Company's portfolio; (ii) the success of the Advisor in generating opportunities that meet the investment objectives of the Company; (iii) the rates charged to other REITs and to investors other than REITs by Advisors that perform the same or similar services; (iv) additional revenues realized by the Advisor and its Affiliates through their relationship with the Company, including loan administration, underwriting or broker commissions, servicing, engineering, inspection and other fees, whether paid by the Company or by others with whom the Company does business; (v) the quality and extent of service and advice furnished by the Advisor; (vi) the performance of the investment portfolio of the Company, including income, conservation or appreciation of capital, and number and frequency of problem investments; and (vii) the quality of the Property portfolio of the Company in relation to the investments generated by the Advisor for its own account. The Board of Directors, including a majority of the Independent Directors, may not approve a new fee structure that, in its judgment, is more favorable to the Advisor than the current fee structure.

         Section 4.9 Reimbursement for Organizational and Offering Expenses. The Company shall reimburse the Advisor and its Affiliates an amount of up to 3% of the Gross Proceeds for Organizational and Offering Expenses incurred by the Advisor or its Affiliates.

         Section 4.10 Dealer Manager Fee and Commissions. The Company shall pay the Dealer Manager a fee in the amount of up to 2.5% of the Gross Proceeds for acting as dealer manager and selling commissions in an amount of up to 7% of the Gross Proceeds to the Dealer Manager or other broker-dealers who sell Securities.

         Section 4.11 Acquisition Fees. The Company shall pay the Advisor and its Affiliates an amount of up to 3% of the aggregate purchase price of all Properties acquired directly or indirectly by the Operating Partnership for the review and evaluation of potential Real Property acquisitions.

         Section 4.12 Reimbursement for Acquisition Expenses. The Company shall reimburse the Advisor and its Affiliates an amount of up to .5% of the Gross Proceeds for Acquisition Expenses incurred by the Advisor or its Affiliates.

         Section 4.13 Reimbursement for Operating Expenses. The Company shall reimburse the Advisor, at the end of each fiscal quarter, for Operating Expenses incurred by the Advisor; provided, however that the Company shall not reimburse the Advisor at the end of any fiscal quarter for Operating Expenses that, in the four consecutive fiscal quarters then ended (the "Expense Year") exceed (the "Excess Amount") the greater of 2% of Average Invested Assets or 25% of Net Income (the "2%/25% Guidelines") for such year.

         Section 4.14 Reimbursement Limitation. The Company shall not reimburse the Advisor or its Affiliates for services for which the Advisor or its Affiliates are entitled to compensation in the form of a separate fee.

         Section 4.15 Limitation on Acquisition Fees and Acquisition Expenses. Notwithstanding anything contained in Sections 4.11 and 4.12 above, the total of all Acquisition Fees and Acquisition Expenses shall not exceed, in the aggregate, an amount equal to 6% of the Contract Price for the Property with respect to Properties purchased by the Company; provided, however, that a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in the transaction may approve fees and expenses in excess of this limit if they determine the transaction to be commercially competitive, fair and reasonable to the Company.

                                   ARTICLE 5.
                      INVESTMENT OBJECTIVES AND LIMITATIONS

         Section 5.1 Investment Objectives. The Company's primary investment objectives are: (i) to preserve, protect and return the Invested Capital of the Stockholders; (ii) to maximize cash available for Distribution; (iii) to realize capital appreciation upon the ultimate sale of the Company's Properties; and
(iv) to provide Stockholders with liquidity of their investment within ten (10) years after the commencement of the Initial Public Offering through either (a) the Listing of the Shares, or (b) if Listing does not occur within ten years following the commencement of the Initial Public Offering, by commencing the orderly dissolution of its assets and liquidation of the Company. The sheltering from tax of income from other sources is not an objective of the Company. Subject to the restrictions set forth herein, the Directors will use their commercially reasonable efforts to conduct the affairs of the Company in such a manner as to continue to qualify the Company for the tax treatment provided in the REIT Provisions of the Code; provided, however, no Director, officer, employee or agent of the Company shall be liable for any act or omission resulting in the loss of tax benefits under the Code, except to the extent provided in Section 9.2 hereof.

         Section 5.2 Review Of Objectives. The Independent Directors shall review the investment policies of the Company with sufficient frequency and at least annually to determine that the policies being followed by the Company at any time are in the best interests of its Stockholders. Each such determination and the basis therefor shall be set forth in the minutes of the meetings of the Board of Directors.

         Section 5.3 Certain Permitted Investments.


                  a. The Company may invest in Properties, as defined in Section
         1.6 hereto.

                  b. The Company may invest in Joint Ventures with the Sponsor, Advisor, one or more Directors or any Affiliate, if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction, approve such investment as being fair and reasonable to the Company and on substantially the same terms and conditions as those received by the other joint venturers.

                  c. Subject to any limitations set forth in Section 5.4, the Company may invest in equity securities if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction approve such investment as being fair, competitive and commercially reasonable.

         Section 5.4 Investment Limitations. In addition to other investment restrictions imposed by the Directors from time to time, and consistent with the Company's objective of qualifying as a REIT, the following shall apply to the Company's investments:

                  a. Not more than 10% of the Company's total assets shall be invested in Unimproved Real Property or mortgage loans on Unimproved Real Property.

                  b. The Company shall not invest in commodities or commodity future contracts. This limitation is not intended to apply to futures contracts, when used solely for hedging purposes in connection with the Company's ordinary business of investing in real estate assets and mortgages, provided that income and gain with respect to such futures contracts is treated as qualifying income under Section 856(c)(2) of the Code.

                  c. The Company will not make or invest in mortgage loans (except in connection with the sale or other disposition of a Property).

                  d. The Company shall not invest in or make mortgage loans unless an appraisal is obtained concerning the underlying property except for those loans insured or guaranteed by a government or government agency. Mortgage indebtedness on any property shall not exceed such property's appraised value. In cases in which a majority of Independent Directors so determine, and in all cases in which the transaction is with the Advisor, Directors, or any Affiliates, such appraisal of the underlying property must be obtained from an Independent Expert. Such appraisal shall be maintained in the Company's records for at least eight (8) years from the end of the year in which such loan is repaid, refinanced, or otherwise disposed of by the Company and shall be available for inspection and duplication by any Stockholder. In addition to the appraisal, a mortgagee's or owner's title insurance policy or commitment as to the priority of the mortgage or condition of the title must be obtained.

                  e. The Company shall not make or invest in mortgage loans, including construction loans, on any one (1) Property if the aggregate amount of all mortgage loans outstanding on the Property, including the loans of the Company, would exceed an amount equal to eighty-five percent (85%) of the appraised value of the Property as determined by appraisal unless substantial justification exists because of the presence of other underwriting criteria. For purposes of this subsection, the "aggregate amount of all Mortgage Loans outstanding on the Property, including the loans of the Company" shall include all interest (excluding contingent participation in income and/or appreciation in value of the mortgaged Property), the current payment of which may be deferred pursuant to the terms of such loans, to the extent that deferred interest on each loan exceeds five percent (5%) per annum of the principal balance of the loan.

                  f. The Company shall not invest in indebtedness ("Junior Debt") secured by a mortgage on real property which is subordinate to the lien of other indebtedness ("Senior Debt"), except where such amount of such Junior Debt, plus the outstanding amount of Senior Debt, does not exceed 90% of the appraised value of such property, if after giving effect thereto, the value of all such mortgage loans of the Company (as shown on the books of the Company in accordance with generally accepted accounting principles, after all reasonable reserves but before provision for depreciation) would not then exceed 25% of the Company's Net Assets. The value of all investments in Junior Debt of the Company which does not meet the aforementioned requirements shall be limited to 10% of the Company's tangible assets (which would be included within the 25% limitation).

                  g. The Company shall not make or invest in any mortgage loans that are subordinate to any mortgage, other indebtedness or equity interest of the Advisor, the Directors, the Sponsor or an Affiliate of the Company. In addition, the Company shall not invest in any security of any entity holding investments or engaging in activities prohibited by these Articles of Incorporation.

                  h. The Company shall not underwrite the securities of other issuers. In addition, the Company shall not invest in securities of other issuers, except for investments in Joint Ventures as described herein, unless a majority of the Directors (including a majority of Independent Directors) not otherwise interested in such transaction approve the transaction as being fair, competitive and commercially reasonable.

                  i. The Company shall not issue (A) equity securities redeemable solely at the option of the holder (except that Stockholders may offer their Common Shares to the Company pursuant to that certain redemption plan adopted or to be adopted by the Board of Directors on terms outlined in the section relating to Common Shares entitled "Share Repurchase Program" in the Company's Prospectus relating to the Initial Public Offering); (B) debt securities unless the historical debt service coverage (in the most recently completed fiscal year) as adjusted for known changes is sufficient to properly service that higher level of debt; (C) Equity Shares on a deferred payment basis or under similar arrangements; (D) assessable securities; (E) options, warrants, or similar evidences of a right to buy its securities (collectively, "Options") unless (1) issued to all of its Stockholders ratably, (2) as part of a financing arrangement, or (3) as part of a Stock Option Plan available to Directors, officers or employees of the Company or the Advisor. Options may not be issued to the Advisor, Director, Sponsor or any Affiliate thereof except on the same terms as such Options are sold to the general public. Options may be issued to persons other than the Advisor, Directors, Sponsor or any Affiliate thereof but not at exercise prices less than the fair market value of the underlying securities on the date of grant and not for consideration that in the judgment of the

         Independent Directors has a market value less than the value of such Option on the date of grant. Options issuable to the Advisor, Directors, Sponsor or any Affiliate thereof shall not exceed 10% of the outstanding Shares on the date of grant. The voting rights per share of Equity Shares of the Company (other than the publicly held Equity Shares of the Company) sold in a private offering shall not exceed the voting rights which bear the same relationship to the voting rights of the publicly held Equity Shares as the consideration paid to the Company for each privately offered Equity Share of the Company bears to the book value of each outstanding publicly held Equity Share.

                  j. The Company shall not enter into agreements with the Advisor or its Affiliates for the provision of insurance covering the Company or any Property.

                  k. A majority of the Directors shall authorize the consideration to be paid for each Property, based on the fair market value of the Property. If a majority of the Independent Directors determine, or if the Property is acquired from the Advisor, a Director, the Sponsor or their Affiliates, such fair market value shall be determined by a qualified independent real estate appraiser selected by the Independent Directors.

                  l. The aggregate Leverage of the Company shall be reasonable in relation to the Net Assets of the Company and shall be reviewed by the Directors at least quarterly. The maximum amount of such Leverage shall not exceed 50% of the Properties' aggregate value, provided, that Leverage on individual Properties may equal up to 75% of the aggregate value of such Property.

                  m. The Sponsor, Advisor, Directors and any Affiliates thereto shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction as fair, competitive and commercially reasonable and no less favorable to the Company than comparable loans between unaffiliated parties.

                  n. The Company shall not make loans to the Sponsor, Advisor, any manager of the Company's assets, Directors, officers or any principal of the Company or any of its Affiliates.

                  o. The Company shall not operate so as to be classified as an "investment company" under the Investment Company Act of 1940, as amended.

                  p. The Company will not make any investment that the Company believes will be inconsistent with its objectives of qualifying and remaining qualified as a REIT.

                  q. The Company shall not invest in real estate contracts of sale unless such contracts of sale are in recordable form and appropriately recorded in the chain of title.

         The foregoing investment limitations may not be modified or eliminated without the approval of Stockholders owning a majority of the outstanding Equity Shares entitled to vote and a majority of the Independent Directors not otherwise interested in the transaction.

                                   ARTICLE 6.
                              CONFLICTS OF INTEREST

         Section 6.1 Sales and Leases to Company. The Company may purchase or lease a Property or Properties from the Sponsor, Advisor, Director, or any Affiliate upon a finding by a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction that such transaction is competitive and commercially reasonable to the Company and at a price to the Company no greater than the cost of the asset to such Sponsor, Advisor, Director or Affiliate, or, if the price to the Company is in excess of such cost, that substantial justification for such excess exists and such excess is reasonable and only if the possibility of such acquisition(s) is disclosed, and there is appropriate disclosure of the material facts concerning each such investment. In no event shall the cost of such asset to the Company exceed its current appraised value.

         Section 6.2 Sales And Leases To The Sponsor, Advisor, Directors Or Affiliates. Subject to any restrictions advisable with respect to the existing qualification of the Company as a REIT, an Advisor, Director or Affiliate may purchase or lease a Property or Properties from the Company if a majority of Directors (including a majority of Independent Directors) not otherwise interested in the transaction determine that the transaction is fair and reasonable to the Company.

         Section 6.3 Other Transactions.

                  a. No goods or services will be provided by the Advisor or its Affiliates to the Company, except for transactions in which the Advisor or its Affiliates provide goods or services to the Company in accordance with these Articles of Incorporation or if a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transactions approve such transactions as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

                  b. The Company shall not make loans to the Sponsor, Advisor, any manager of the Company's assets, Directors or any Affiliates thereof. The Sponsor, Advisor, Directors and any Affiliates thereof shall not make loans to the Company, or to joint ventures in which the Company is a co-venturer, for the purpose of acquiring Properties. Any loans to the Company by such parties for other purposes must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair, competitive, and commercially reasonable, and no less favorable to the Company than comparable loans between unaffiliated parties.

         Section 6.4 Conflict Resolution Procedures. In the event that an investment opportunity becomes available which the Advisor, in its discretion, determines is suitable under all of the factors considered by the Advisor for the Company, then the opportunity shall be presented to the Board of Directors. An investment opportunity will not be considered suitable for an entity if the 2%/25% Guidelines could not be satisfied if the entity were to make the investment. In determining whether or not an investment opportunity is suitable for more than one entity, the Board of Directors and the Advisor will examine such factors, among others, as the cash requirements of each entity, the effect of the acquisition both on diversification of each entity's investments by types of commercial office properties and geographic area, and on diversification of the tenants of its properties (which also may affect the need for one of the entities to prepare or produce audited financial statements for a property or a tenant), the anticipated cash flow of each entity, the size of the investment, the income tax consequences of the purchase on each entity, the amount of funds available to each program, and the length of time such funds have been available for investment. If a subsequent development, such as a delay in the closing of a property or a delay in the construction of a property, causes any such investment, in the opinion of the Board of Directors and the Advisor, to be more appropriate for an entity other than the entity which committed to make the investment, however, the Advisor has the right to agree that the other entity affiliated with the Advisors or its Affiliates may make the investment.

                                   ARTICLE 7.
                                     SHARES


         Section 7.1 Authorized Shares. The total number of shares of capital stock which the Company is authorized to issue is five hundred million (500,000,000), consisting of three hundred fifty million (350,000,000) Common Shares, $0.01 par value per share (as defined in Section 7.2 hereof), fifty million (50,000,000) Preferred Shares, $0.01 par value per share (as defined in Section 7.3 hereof) and one hundred million (100,000,000) Shares-in-Trust, $0.01 par value per share (as defined in Section 7.8 hereof). All shares of capital stock shall be fully paid and nonassessable when issued. Equity Shares may be issued for such consideration as the Directors determine, or if issued as a result of a share dividend or share split, without any consideration. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to Sections 7.2(b) or 7.3, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Company has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this Section 7.1.


         Section 7.2 Common Shares.

                  a. COMMON SHARES SUBJECT TO TERMS OF PREFERRED SHARES. The Common Shares shall be subject to the express terms of any series of Preferred Shares.

                  b. DESCRIPTION. Common Shares shall have a par value of $.01 per share and shall entitle the holders to one (1) vote per share on all matters upon which Stockholders are entitled to vote pursuant to
         Section 8.2 hereof, and shares of a particular class of issued Common Shares shall have equal dividend, distribution, liquidation and other rights, and shall have no preference, cumulative, preemptive, conversion or exchange rights. The Directors may classify or reclassify any unissued Common Shares by setting or changing the number, designation, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications or terms or conditions of redemption of any such Common Shares and, in such event, the Company shall file for record with the State Department of Assessments and Taxation of the State of Maryland articles supplementary in substance and form as prescribed by Title 2 of the MGCL.

                  c. DISTRIBUTION RIGHTS. The holders of Common Shares shall be entitled to receive such Distributions as may be authorized by the Board of Directors of the Company out of funds legally available therefor.

                  d. DIVIDEND OR DISTRIBUTION RIGHTS. The Directors from time to time may authorize and the Company shall pay to holders of Common Shares such dividends or Distributions in cash or other property as the Directors in their discretion shall determine. The Directors shall endeavor to authorize and the Company shall pay such dividends and Distributions as shall be necessary for the Company to qualify as a real estate investment trust under the REIT Provisions of the Code; provided, however, Stockholders shall have no right to any dividend or Distribution unless and until declared by the Directors. The exercise of the powers and rights of the Directors pursuant to this section shall be subject to the provisions of any senior class or series of Equity Shares at the time outstanding. The receipt by any Person in whose name any Equity Shares are registered on the records of the Company or by his duly authorized agent shall be a sufficient discharge for all dividends or Distributions payable or deliverable in respect of such Equity Shares and from all liability to see to the application thereof. Distributions in kind shall not be permitted, except for distributions of readily marketable securities and distributions of beneficial interests in a liquidating trust established for the dissolution of the Company and the liquidation of its assets in accordance with the terms of these Articles of Incorporation.

                  e. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any distribution of the assets of the Company, the aggregate assets available for distribution to holders of the Common Shares (including holders of Shares-in-Trust resulting from the exchange of Common Shares pursuant to Section 7.7(c) hereof) shall be determined in accordance with applicable law. Each holder of Common Shares of a particular class shall be entitled to receive, ratably with (i) each other holder of Common Shares of such class and (ii) each holder of Shares-in-Trust resulting from the exchange of Common Shares of such class, that portion of such aggregate assets available for distribution to such class as the number of the outstanding Common Shares held by such holder bears to the total number of outstanding Common Shares of such class and Shares-in-Trust of such class resulting from the exchange of Common Shares then outstanding.

                  f. VOTING RIGHTS. Except as may be provided otherwise in these Articles of Incorporation, and subject to the express terms of any series of Preferred Shares, the holders of the Common Shares shall have the exclusive right to vote on all matters (as to which a common Stockholder shall be entitled to vote pursuant to applicable law) at all meetings of the Stockholders of the Company, and shall be entitled to one (1) vote for each Common Share entitled to vote at such meeting.

         Section 7.3 Preferred Shares. The Directors are hereby expressly granted the authority to authorize from time to time the issuance of one or more series of Preferred Shares. Notwithstanding the foregoing authority, (i) the authorization of any class or series of Preferred Stock shall be approved by a majority of the Independent Directors and (ii) Preferred Shares of any class or series may not be issued to the Advisor, any Director or any of their Affiliates unless and until the rights and preferences of such class or series of Preferred Stock have been approved by holders of Common Stock. Prior to the issuance of each such class or series, the Board of Directors, by resolution, shall fix the number of shares to be included in each series, and the designation, preferences, terms, rights, restrictions, limitations and qualifications and terms and conditions of redemption of the shares of each class or series. The authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:


                  a. The designation of the series, which may be by distinguishing number, letter or title.

                  b. The dividend rate on the shares of the series, if any, whether any dividends shall be cumulative and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of the series.

                  c. The redemption rights, including conditions and the price or prices, if any, for shares of the series.

                  d. The terms and amounts of any sinking fund for the purchase or redemption of shares of the series.

                  e. The rights of the shares of the series in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company, and the relative rights of priority, if any, of payment of shares of the series.

                  f. Whether the shares of the series shall be convertible into shares of any other class or series, or any other security, of the Company or any other corporation or other entity, and, if so, the specification of such other class or series or such other security, the conversion price or prices or rate or rates, any adjustments thereof, the date or dates on which such shares shall be convertible and all other terms and conditions upon which such conversion may be made.

                  g. Restrictions on the issuance of shares of the same series or of any other class or series.

                  h. The voting rights of the holders of shares of the series subject to the limitations contained in this Section 7.3; provided, however, that the voting rights of the holders of shares of any series of Preferred Shares shall not exceed the voting rights of the holders of Common Shares.

                  i. Any other relative rights, preferences and limitations on that series, subject to the express provisions of any other series of Preferred Shares then outstanding. Notwithstanding any other provision of these Articles of Incorporation, the Board of Directors may increase or decrease (but not below the number of shares of such series then outstanding) the number of shares, or alter the designation or classify or reclassify any unissued shares of a particular series of Preferred Shares, by fixing or altering, in one or more respects, from time to time before issuing the shares, the terms, rights, restrictions and qualifications of the shares of any such series of Preferred Shares.


         Section 7.4 General Nature Of Equity Shares. All Equity Shares shall be personal property entitling the Stockholders only to those rights provided in these Articles of Incorporation, the MGCL or in the resolution creating any class or series of Equity Shares. The legal ownership of the Company Property and the right to conduct the business of the Company are vested exclusively in the Directors; the Stockholders shall have no interest therein other than the beneficial interest in the Company conferred by their Equity Shares and shall have no right to compel any partition, division, dividend or Distribution of the Company or any of the Company Property. The death of a Stockholder shall not terminate the Company or give his legal representative any rights against other Stockholders, the Directors or the Company Property, except the right, exercised in accordance with applicable provisions of the Bylaws, to require the Company to reflect on its books the change in ownership of the Equity Shares. Holders of Equity Shares shall not have any preemptive or other right to purchase or subscribe for any class of securities of the Company which the Company may at any time issue or sell.

         Section 7.5 No Issuance of Share Certificates. Until Listing, the Company shall not issue share certificates except to Stockholders who make a written request to the Company. A Stockholder's investment shall be recorded on the books of the Company. To transfer his or her Equity Shares a Stockholder shall submit an executed form to the Company, which form shall be provided by the Company upon request. Such transfer will also be recorded on the books of the Company. Upon issuance or transfer of Equity Shares, the Company will provide the Stockholder with information concerning his or her rights with regard to such stock, in a form substantially similar to Section 7.7(l), and as required by the Bylaws and the MGCL or other applicable law.


         Section 7.6 Suitability Of Stockholders.

                  a. INVESTOR SUITABILITY STANDARDS. Subject to suitability standards established by individual states, to become a Stockholder in the Company, if such prospective Stockholder is an individual (including an individual beneficiary of a purchasing Individual Retirement Account), or if the prospective Stockholder is a fiduciary (such as a trustee of a trust or corporate pension or profit sharing plan, or other tax-exempt organization, or a custodian under a Uniform Gifts to Minors Act), such individual or fiduciary, as the case may be, must represent to the Company, among other requirements as the Company may require from time to time:

                           (1) that such individual (or, in the case of a
                  fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Shares) has a minimum annual gross income of $45,000 and a net worth (excluding home, furnishings and automobiles) of not less than $45,000; or

                           (2) that such individual (or, in the case of a
                  fiduciary, that the fiduciary account or the donor who directly or indirectly supplies the funds to purchase the Equity Shares) has a net worth (excluding home, furnishings and automobiles) of not less than $150,000.



                  b. DETERMINATION OF SUITABILITY OF SALE. The Sponsor and each Person selling Equity Shares on behalf of the Sponsor or the Company shall make every reasonable effort to determine that the purchase of Equity Shares is a suitable and appropriate investment for each Stockholder. In making this determination, the Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall ascertain that the prospective Stockholder: (i) meets the minimum income and net worth standards established for the Company; (ii) can reasonably benefit from the Company based on the prospective Stockholder's overall investment objectives and portfolio structure;
         (iii) is able to bear the economic risk of the investment based on the prospective Stockholder's overall financial situation; and (iv) has apparent understanding of the fundamental risks of the investment; the risk that the Stockholder may lose the entire investment; the lack of liquidity of Equity Shares; the restrictions on transferability of Equity Shares; the background and qualifications of the Sponsor or the Advisor; and the tax consequences of the investment. The Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall make this determination on the basis of information it has obtained from a prospective Stockholder. Relevant information for this purpose will include at least the age, investment objectives, investment experiences, income, net worth, financial situation, and other investments of the prospective Stockholder, as well as any other pertinent factors.

         The Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall maintain records of the information used to determine that an investment in Equity Shares is suitable and appropriate for a Stockholder. The Sponsor or each Person selling Equity Shares on behalf of the Sponsor or the Company shall maintain these records for at least six years.



                  c. MINIMUM INVESTMENT. Subject to certain individual state requirements, no sale of Equity Shares by the Company to initial investors will be permitted of less than 200 Shares ($2,000).


         Section 7.7 Restrictions On Ownership And Transfer.

                  a. DEFINITIONS. For purposes of Sections 7.7 and 7.8, the following terms shall have the following meanings:


         "ACQUIRE" means the acquisition of Beneficial or Constructive Ownership of Equity Shares by any means, including, without limitation, the exercise of any rights under any option, warrant, convertible security, pledge or other security interest or similar right to acquire Equity Shares, but shall not include the acquisition of any such rights unless, as a result, the acquirer would be considered a Beneficial Owner or Constructive Owner. The terms "Acquires" and "Acquisition" shall have correlative meanings.


         "BENEFICIAL OWNERSHIP" means ownership of Equity Shares by a Person who would be treated as an owner of such Equity Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

         "BENEFICIARY" means the beneficiary of the Trust as determined pursuant to Section 7.8(e)(1) hereof.

         COMMON SHARE OWNERSHIP LIMIT" means, with respect to any class of Common Shares, nine point eight percent (9.8%) of the outstanding Common Shares, subject to adjustment pursuant to Section 7.7(j) (but not more than nine point nine percent (9.9%) of the outstanding Common Shares, as so adjusted) and to any other limitations contained in this Section 7.7.

         "CONSTRUCTIVE OWNERSHIP EQUITY" means ownership of Equity Shares by a Person who could be treated as an owner of such Equity Shares, either actually or constructively, directly or indirectly, through the application of Section 318 of the Code, as modified by Section 856(d)(5) thereof. The terms "Constructive Owner," "Constructively Owns," "Constructively Own" and "Constructively Owned" shall have correlative meanings.

         "MARKET PRICE" means, on any date, the average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the NYSE or, if the Equity Shares are not listed or admitted to trading on the NYSE, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the Equity Shares are listed or admitted to trading or, if the Equity Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the Equity Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Equity Shares selected by the Board of Directors, or, if no such market maker exists, as determined in good faith by the Board of Directors.

         "OWNERSHIP LIMIT" means the Common Share Ownership Limit or the Preferred Share Ownership Limit, or both, as the context may require.

         "PREFERRED SHARE OWNERSHIP LIMIT" means, with respect to the Preferred Shares, nine point eight percent (9.8%) of the outstanding Equity Shares of a particular series of Preferred Shares of the Company, subject to adjustment pursuant to Section 7.7(j) (but not more than nine point nine percent (9.9%) of any outstanding series of Preferred Shares, as so adjusted) and to any other limitations contained in Section 7.7.

         "PURPORTED BENEFICIAL HOLDER" means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the Person for whom the applicable Purported Record Holder held the Equity Shares that were, pursuant to Section 7.7, automatically exchanged for Shares-in-Trust upon the occurrence of such event or transaction. The Purported Beneficial Holder and the Purported Record Holder may be the same Person.

         "PURPORTED BENEFICIAL TRANSFEREE" means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the purported beneficial transferee for whom the Purported Record Transferee would have acquired Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(b). The Purported Beneficial Transferee and the Purported Record Transferee may be the same Person.

         "PURPORTED RECORD HOLDER" means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares that were, pursuant to Section 7.7(c), automatically exchanged for Shares-in-Trust upon the occurrence of such an event or transaction. The Purported Record Holder and the Purported Beneficial Holder may be the same Person.

         "PURPORTED RECORD TRANSFEREE" means, with respect to any purported Transfer or Acquisition or other event or transaction which results in Shares-in-Trust, the record holder of the Equity Shares if such Transfer or Acquisition which results in Shares-in-Trust had been valid under Section 7.7(b). The Purported Record Transferee and the Purported Beneficial Transferee may be the same Person.

         "RESTRICTION TERMINATION DATE" means the first day after the date of the closing of the Initial Public Offering on which the stockholders have approved the determination of the Board of Directors of the Company pursuant to
Section 3.2 hereof, that it is no longer in the best interests of the Company to attempt or continue to qualify as a REIT.

         "SHARES-IN-TRUST" means those shares for which Equity Shares are automatically exchanged as a result of a purported Transfer, Acquisition, change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction as described in Section 7.7(c).

         "TRADING DAY" means a day on which the principal national securities exchange on which the affected class or series of Equity Shares are listed or admitted to trading is open for the transaction of business or, if the affected class or series of Equity Shares are not so listed or admitted to trading, shall mean any day other than a Saturday, Sunday or other day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

         "TRANSFER" means any sale, transfer, gift, hypothecation, assignment, devise or other disposition of a direct or indirect interest in Equity Shares or the right to vote or receive dividends on Equity Shares, including without limitation (i) the granting of any option (including any option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of Equity Shares or the right to vote or receive dividends on

Equity Shares or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Equity Shares, whether voluntary or involuntary, of record, constructively or beneficially, and whether by operation of law or otherwise. The terms "Transfers," "Transferred" and "Transferable" shall have correlative meanings.

         "TRUST" means the trust created pursuant to Section 7.8(a) hereof.

         "TRUSTEE" means the trustee of the Trust, as appointed by the Company or any successor trustee thereof, which Trustee shall not be an Affiliate of the Company or of the Purported Record Holder, the Purported Beneficial Holder, the Purported Record Transferee, or the Purported Beneficial Transferee.

                  b. OWNERSHIP AND TRANSFER LIMITATIONS.

                           (1) Notwithstanding any other provision of these
                  Articles of Incorporation, except as provided in Section 7.7(i) and subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, no Person shall Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limits. Notwithstanding any other provisions of these Articles of Incorporation, subject to
                  Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, the Equity Shares shall not be beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution).

                           (2) Notwithstanding any other provision of these
                  Articles of Incorporation, except as provided in Section 7.7(i) and subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would result in any Person Beneficially or Constructively Owning Equity Shares in excess of the Common or Preferred Share Ownership Limits shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would otherwise be Beneficially or Constructively Owned by such Person in excess of the Common or Preferred Share Ownership Limits, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

                           (3) Notwithstanding any other provision of these
                  Articles of Incorporation, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, or other purported change in Beneficial or Constructive Ownership (including actual ownership) of

                  Equity Shares or other event or transaction that, if effective, would result in the Equity Shares being actually owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership (including actual ownership) or other event or transaction with respect to that number of Equity Shares which otherwise would be owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee or subsequent owner (including a Beneficial Owner or Constructive Owner) shall acquire no rights in that number of Equity Shares.

                           (4) Notwithstanding any other provision of these
                  Articles of Incorporation, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would cause the Company to fail to qualify as a REIT by reason of being "closely held" within the meaning of
                  Section 856(h) of the Code shall be void AB INITIO as to the Transfer, Acquisition, change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to be "closely held" within the meaning of Section 856(h) of the Code, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the Purported Record Holder shall acquire any rights in that number of Equity Shares.

                           (5) Notwithstanding any other provision of these
                  Articles of Incorporation, subject to Section 7.9, from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, any Transfer, Acquisition, change in capital structure of the Company, or other purported change in Beneficial or Constructive Ownership of Equity Shares or other event or transaction that, if effective, would
                  (i) cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the real property of the Company, the Operating Partnership or any direct or indirect subsidiary (including, without limitation, partnerships, joint ventures and limited liability companies) of the Company or the Operating Partnership (a "Subsidiary"), within the meaning of Section 856(d)(2)(B) of the Code or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, shall be void AB INITIO as to the Transfer, Acquisition, change in capital structure of the Company, other purported change in Beneficial or Constructive Ownership or other event or transaction with respect to that number of Equity Shares which would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, and none of the Purported Beneficial Transferee, the Purported Record Transferee, the Purported Beneficial Holder or the

                  Purported Record Holder shall acquire any rights in that number of Equity Shares.

                  c. EXCHANGE FOR SHARES-IN-TRUST.

                           (1) If, notwithstanding the other provisions
                  contained in this Article 7, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction such that any Person would either Beneficially or Constructively Own Equity Shares in excess of the Common or Preferred Share Ownership Limit, then, except as otherwise provided in Section 7.7(i), such Equity Shares (rounded up to the next whole number of shares) in excess of the Common or Preferred Share Ownership Limit automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day next preceding the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership of Equity Shares, or other event or transaction.

                           (2) If, notwithstanding the other provisions
                  contained in this Article 7, at any time from the first closing date of the Initial Public Offering and prior to the Restriction Termination Date, there is a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in the Beneficial or Constructive Ownership of Equity Shares or other event or transaction which, if effective, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 7.7, or otherwise, directly or indirectly, would cause the Company to fail to qualify as a REIT, then the Equity Shares (rounded up to the next whole number of shares) purportedly being Transferred or Acquired or which are otherwise affected by the change in capital structure or other purported change in Beneficial or Constructive Ownership or other event or transaction and which, in any case, would result in a violation of any of the restrictions described in subparagraphs (3), (4) and (5) of paragraph (b) of this Section 7.7 or otherwise would cause the Company to fail to qualify as a REIT automatically shall be exchanged for an equal number of Shares-in-Trust having terms, rights, restrictions and qualifications identical thereto, except to the extent that this Article 7 requires different terms. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer or Acquisition or change in capital structure, other purported change in Beneficial or Constructive Ownership or other event or transaction.

                  d. REMEDIES FOR BREACH. If the Board of Directors or its designee shall at any time determine in good faith that a purported Transfer, Acquisition, change in the capital structure of the Company or other purported change in Beneficial or

         Constructive Ownership or other event or transaction has taken place in violation of Section 7.7(b) or that a Person intends to Acquire or has attempted to Acquire Beneficial or Constructive Ownership of any Equity Shares in violation of this Section 7.7, the Board of Directors or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, Acquisition, change in the capital structure of the Company, other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction, including, but not limited to, refusing to give effect thereto on the books of the Company or instituting injunctive proceedings with respect thereto; provided, however, that any Transfer, Acquisition, change in the capital structure of the Company, attempted Transfer or other attempt to Acquire Beneficial or Constructive Ownership of any Equity Shares or other event or transaction in violation of subparagraphs (2), (3), (4) and (5) of Section 7.7(b) (as applicable) shall be void AB INITIO and where applicable automatically shall result in the exchange described in Section 7.7(c), irrespective of any action (or inaction) by the Board of Directors or its designee.

                  e. NOTICE OF RESTRICTED TRANSFER. Any Person who acquires or attempts to Acquire Beneficial or Constructive Ownership of Equity Shares in violation of Section 7.7(b) and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Equity Shares resulting in an exchange for Shares-in-Trust, pursuant to Section 7.7(c), or otherwise shall immediately give written notice to the Company, or, in the event of a proposed or attempted Transfer, Acquisition, or purported change in Beneficial or Constructive Ownership, shall give at least fifteen (15) days prior written notice to the Company, of such event and shall promptly provide to the Company such other information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Transfer, proposed or attempted Transfer, Acquisition, proposed or attempted Acquisition or purported change in Beneficial or Constructive Ownership on the Company's status as a REIT.

                  f. OWNERS REQUIRED TO PROVIDE INFORMATION. From the date of the Initial Public Offering and prior to the Restriction Termination
         Date:

                           (1) Every Beneficial or Constructive Owner of more
                  than five percent (5%), or such lower percentages as determined pursuant to regulations under the Code or as may be requested by the Board of Directors, in its sole discretion, of the outstanding shares of any class or series of Equity Shares of the Company shall annually, no later than January 30 of each calendar year, give written notice to the Company stating (i) the name and address of such Beneficial or Constructive Owner; (ii) the number of shares of each class or series of Equity Shares Beneficially or Constructively Owned; and (iii) a description of how such shares are held. Each such Beneficial or Constructive Owner promptly shall provide to the Company such additional information as the Company, in its sole discretion, may request in order to determine the effect, if any, of such Beneficial or Constructive Ownership on the Company's status as a REIT and to ensure compliance with the Common or Preferred Share Ownership Limit and other restrictions set forth herein.

                           (2) Each Person who is a Beneficial or Constructive
                  Owner of Equity Shares and each Person (including the Stockholder of record) who is holding Equity Shares for a Beneficial or Constructive Owner promptly shall provide to the Company such information as the Company, in its sole discretion, may request in order to determine the Company's status as a REIT, to comply with the requirements of any taxing authority or other governmental agency, or to determine any such compliance or to ensure compliance with the Common or Preferred Share Ownership Limits and other restrictions set forth herein.

                  g. REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.7, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the Ownership Limit for any class or series of Equity Shares and other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

                  h. AMBIGUITY. In the case of an ambiguity in the application of any of the provisions of this Section 7.7, including any definition contained in Sections 1.6 and 7.7(a), the Board of Directors shall have the power and authority, in its sole discretion, to determine the application of the provisions of this Section 7.7 with respect to any situation based on the facts known to it.

                  i. WAIVERS BY BOARD. Upon notice of an Acquisition or Transfer or a proposed Acquisition or Transfer which results or would result in the intended transferee having Beneficial Ownership of shares in excess of the Ownership Limit, the Board of Directors may, upon receipt of evidence deemed to be satisfactory by the Board of Directors, in its sole discretion, that such Acquisition or Transfer does not or will not violate the "closely held" provisions of Section 856(h) of the Code or otherwise cause the Company to fail to qualify as a REIT, waive the Ownership Limit with respect to such transferee upon such conditions as the Board of Directors may direct.

                  j. INCREASE IN COMMON OR PREFERRED SHARE OWNERSHIP LIMIT. Subject to the limitations contained in Section 7.7(k), the Board of Directors may from time to time increase the Common or Preferred Share Ownership Limits.

                  k. LIMITATION ON MODIFICATIONS.

                           (1) The Ownership Limit for a class or series of
                  Equity Shares may not be increased and no additional ownership limitations may be created if, after giving effect to such increase or creation, the Company would be "closely held" within the meaning of Section 856(h) of the Code.

                           (2) Prior to any modification of the Ownership Limit
                  with respect to any Person, the Board of Directors may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary, advisable or prudent, in its sole discretion, in order to determine or ensure the Company's status as a REIT.

                           (3) Neither the Preferred Share Ownership Limit nor
                  the Common Share Ownership Limit may be increased to a percentage that is greater than nine point nine percent (9.9%).

                  l. NOTICE TO STOCKHOLDERS UPON ISSUANCE OR TRANSFER. Upon issuance or transfer of Equity Shares, the Company shall provide the recipient with a notice containing information about the shares purchased or otherwise transferred, in lieu of issuance of a share certificate, in a form substantially similar to the following:


                  "The securities issued or transferred are subject to restrictions on transfer and ownership for the purpose of maintenance of the Company's status as a real estate investment trust (a "REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"). Except as otherwise provided pursuant to the Articles of Incorporation of the Company, no Person may (i) Beneficially or Constructively Own any class of Common Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of such outstanding Common Shares; (ii) Beneficially or Constructively Own shares of any series of Preferred Shares of the Company in excess of 9.8% (or such greater percent as may be determined by the Board of Directors of the Company) of the outstanding shares of such series of Preferred Shares; (iii) Beneficially or Constructively Own Common Shares or Preferred Shares (of any class or series) which would result in the Company being "closely held" under Section 856(h) of the Code; or (iv) Constructively Own Common Shares or Preferred Shares that would cause the Company to Constructively Own 9.9% or more of the ownership interests in a tenant of the Company's, the Operating Partnership's or a Subsidiary's real property, within the meaning of Section 856(d)(2)(B) of the Code or which otherwise would cause the Company to fail to qualify as a REIT. Any Person who has Beneficial or Constructive Ownership, or who Acquires or attempts to Acquire Beneficial or Constructive Ownership of Common Shares and/or Preferred Shares in excess of the above limitations and any Person who Beneficially or Constructively Owns Shares-in-Trust as a transferee of Common or Preferred Shares resulting in an exchange for Shares-in-Trust (as described below) immediately must notify the Company in writing or, in the event of a proposed or attempted Transfer or Acquisition or purported change in Beneficial or Constructive Ownership, must give written notice to the Company at least 15 days prior to the proposed or attempted transfer, transaction or other event. Any Transfer or Acquisition of Common Shares and/or Preferred Shares or other event which results in a violation of the ownership or transfer limitations set forth in the Company's Articles of Incorporation shall be void AB INITIO and none of the Purported

                  Beneficial or Record Transferees or the purported Beneficial or Record Holders shall have or acquire any rights in such Common Shares and/or Preferred Shares. If the transfer and ownership limitations referred to herein are violated, the Common Shares or Preferred Shares represented hereby automatically will be exchanged for Shares-in-Trust to the extent of violation of such limitations, and such Shares-in-Trust will be held in trust by a trustee appointed by the Company, all as provided by the Articles of Incorporation of the Company. All defined terms used in this legend have the meanings identified in the Company's Articles of Incorporation, as the same may be amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each Stockholder who so requests."

         Section 7.8 Shares-In-Trust.

                  a. OWNERSHIP IN TRUST. Upon any purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction that results in Shares-in-Trust pursuant to Section 7.7(c), such Shares-in-Trust shall be deemed to have been transferred to a Trust for the exclusive benefit of the Beneficiary. Shares-in-Trust so held in trust shall be issued and outstanding stock of the Company. The Purported Record Transferee or Purported Record Holder shall have no rights in such Shares-in-Trust except as provided in Section 7.8(c) and
         Section 7.8(e).

                  b. DISTRIBUTION RIGHTS. Shares-in-Trust shall be entitled to the same rights and privileges as all other shares of the same class or series. The Trustee will receive all Distributions and dividends on the Shares-in-Trust and will hold such dividends and Distributions in trust for the benefit of the Beneficiary. Any dividend or Distribution with a record date on or after the date that Equity Shares have been exchanged for Shares-in-Trust which were paid on such Equity Shares to the Purported Record Transferee or to the Purported Record Holder shall be repaid to the Trust, and any such dividend or Distribution declared on such Equity Shares but unpaid shall be paid to the Trustee to hold in trust for the benefit of the Beneficiary. The Company shall take all measures that it determines are reasonably necessary to recover the amount of any such dividend or Distribution paid to the Purported Record Transferee or Purported Record Holder, including, if necessary, withholding any portion of future dividends or Distributions payable on Equity Shares Beneficially Owned or Constructively Owned by such Persons and, as soon as reasonably practicable following the Company's receipt or withholding thereof, paying over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                  c. RIGHTS UPON LIQUIDATION. In the event of any voluntary or involuntary liquidation, dissolution or winding up, or any other distribution of the assets, of the Company, each holder of Shares-in-Trust resulting from the exchange of Equity Shares of any specified class or series shall be entitled to receive, ratably with each other holder of Shares-in-Trust resulting from the exchange of Equity Shares of such class or series and each holder of Equity Shares of such class or series, that portion of the remaining assets of the Company, as are due to holders of Preferred Shares of such series or available for distribution to the holders of such class of Common Shares, as applicable.

                  The Trustee shall distribute to the Purported Record Transferee or Purported Record Holder the amounts received upon such liquidation, dissolution, winding up or distribution, provided that the Purported Record Transferee or Purported Record Holder shall not be entitled to receive amounts pursuant to this Section 7.8(c) in excess of the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer). Any remaining amounts shall be distributed to the Beneficiary.

                  d. VOTING RIGHTS. The Trustee shall be entitled to vote the Shares-in-Trust on any matters on which holders of Equity Shares of the same class or series are entitled to vote (except as required otherwise by the MGCL). Any vote taken with respect to Equity Shares prior to the discovery by the Company that the Equity Shares have been exchanged into Shares-in-Trust shall, subject to applicable law, be rescinded and be void AB INITIO and be recast by the Trustee, in its sole and absolute discretion, provided that if the Company has already taken irreversible corporate action based on such vote, then the Trustee shall not have the authority to rescind and recast such vote. The Purported Record Transferee or Purported Record Holder shall be deemed to have given, as of the date of the exchange of such Equity Shares for Shares-in-Trust pursuant to Section 7.7(c), an irrevocable proxy to the Trustee to vote the Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                  e. RESTRICTIONS ON TRANSFER; DESIGNATION OF BENEFICIARY; SALES OF SHARES-IN-TRUST.

                           (1) Except as described in this Section 7.8(e) and in
                  Section 7.8(c), Shares-in-Trust shall not be transferable. The Beneficiary shall be one or more charitable organizations that is described in Section 501(c)(3), 170(b)(1)(A) or 170(c)(2)
                  of the Code named by the Company within five (5) days after the Trust is established. However, for purposes of sales by the Trustee as set forth herein, the Trustee shall designate a permitted transferee of the Equity Shares represented by such Shares-in-Trust provided that the transferee (i) purchases such Equity Shares for valuable consideration and (ii) acquires such Equity Shares without such acquisition resulting in another automatic exchange of Equity Shares into Shares-in-Trust. If the Company does not purchase the Shares-in-Trust, the Trustee shall (i) sell that number of Equity Shares represented by such Shares-in-Trust to the permitted transferee, (ii) cause to be recorded on the books of the Company that the permitted transferee is the holder of record of such number of Equity Shares and (iii) cause the Shares-in-Trust to be canceled.

                           (2) In the event of a sale by the Trustee of the
                  Equity Shares represented by such Shares-in-Trust, the Purported Record Transferee or Purported Record Holder shall receive from the Trustee a per share price equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price per share on the date of such transfer) and (ii) the price per share received by the Trustee, provided that such price per share shall be net of any commissions and other expenses of the sale. The proceeds shall be sent to such Person within five business days after the closing of such sale transaction.

                           (3) All Shares-in-Trust will be deemed to have been
                  offered for sale to the Company, or its designee, and the Company will have the right to accept such offer for a period of 20 days after the later of (i) the date of the purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction which resulted in such Shares-in-Trust and (ii) the date the Company determines in good faith that a purported Transfer or Acquisition or a change in the capital structure of the Company, other purported change in Beneficial or Constructive Ownership or event or transaction resulting in such Shares-in-Trust occurred, if the Company does not receive a notice pursuant to Section 7.7(e). If the Company accepts the offer to purchase such Shares-in-Trust, the purchase price per share shall be equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a gift or devise, the Market Price at the time of such gift or devise) and (ii) the Market Price on the date the Company, or its designee, accepts such offer.

                           (4) Any amounts received by the Trustee in excess of
                  the amounts paid to the Purported Record Transferee or Purported Record Holder shall be distributed to the Beneficiary.

                  f. REMEDIES NOT LIMITED. Subject to Section 7.9, nothing contained in this Article 7 shall limit the scope or application of the provisions of this Section 7.8, the ability of the Company to implement or enforce compliance with the terms hereof or the authority of the Board of Directors to take any such other action or actions as it may deem necessary or advisable to protect the Company and the interests of its Stockholders by preservation of the Company's status as a REIT and to ensure compliance with the applicable Ownership Limits and the other restrictions set forth herein, including, without limitation, refusal to give effect to a transaction on the books of the Company.

                  g. AUTHORIZATION. At such time as the Board of Directors authorizes a series of Preferred Shares pursuant to Section 7.3, without any further or separate action of the Board of Directors, there shall be deemed to be authorized a series of Shares-in-Trust consisting of the number of shares included in the series of Preferred Shares so authorized and having terms, rights, restrictions and qualifications identical thereto, except to the extent that such Shares-in-Trust are already authorized or this Article 7 requires different terms.

         Section 7.9 Settlements. Nothing in Sections 7.7 and 7.8 shall preclude the settlement of any transaction with respect to the Equity Shares entered into through the facilities of the New York Stock Exchange or other national securities exchange on which the Equity Shares are listed. The fact that the settlement of any transaction occurs shall not negate the effect of any other provisions of Section 7.7 and 7.8 and any transferee in such a transaction shall be subject to all of the provision and limitations set forth in such Sections.

         Section 7.10 Severability. If any provision of this Article 7 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions of this Article VII shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         Section 7.11 Waiver. The Company shall have authority at any time to waive the requirements that Shares-in-Trust be issued or be deemed outstanding in accordance with the provisions of this Article VII if the Company determines, based on an opinion of nationally recognized tax counsel, that the issuance of such Shares-in-Trust or the fact that such Shares-in-Trust are deemed to be outstanding, would jeopardize the status of the Company as a REIT (as that term is defined in Section 1.6).

         Section 7.12 Repurchase Of Shares. The Board of Directors may establish, from time to time, a program or programs by which the Company voluntarily repurchases Shares from its Stockholders, provided, however, that such repurchase does not impair the capital or operations of the Company and does not violate any provision of this Article VII. The Sponsor, Advisor, Directors or any Affiliates thereof may not receive any fees on the repurchase of Shares by the Company.

         Section 7.13 Dividend Reinvestment Plans. The Board of Directors may establish, from time to time, a dividend reinvestment plan or plans (a "Reinvestment Plan"). Pursuant to such Reinvestment Plan, (i) all material information regarding the Distributions to the Stockholders and the effect of reinvesting such Distributions, including the United States federal income tax consequences of the reinvestment, shall be provided to the Stockholders at least annually, and (ii) each Stockholder participating in such Reinvestment Plan shall have a reasonable opportunity to withdraw from the Reinvestment Plan at least annually after receipt of the information required in clause (i) above.

                                   ARTICLE 8.
                                  STOCKHOLDERS


         Section 8.1 Meetings Of Stockholders. There shall be an annual meeting of the Stockholders, to be held at such time and place as shall be determined by or in the manner prescribed in the Bylaws, at which the Directors shall be elected and any other proper business may be conducted. The annual meeting will be held on a date which is a reasonable period of time following the distribution of the Company's annual report to Stockholders but not less than thirty (30) days after delivery of such report. A majority of the Stockholders who are entitled to vote present in person or by proxy at an annual meeting at which a quorum is present, may, without the necessity for concurrence by the Directors, vote to elect the Directors. A quorum shall be 50% of the then outstanding Shares. Special meetings of Stockholders may be called in the manner provided in the Bylaws, including by the president, by a majority of the Independent Directors or by a majority of the Directors, and shall be called by an officer of the Company upon written request of Stockholders holding in the aggregate not less than ten percent (10%) of the outstanding Equity Shares entitled to be cast on any issue proposed to be considered at any such special meeting. Upon receipt of a written request, either in person or by mail, stating the purpose(s) of the meeting, the sponsor shall provide all Stockholders within ten days after receipt of said request, written notice, either in person or by mail, of a meeting and the purpose of such meeting to be held on a date not less than 15 nor more than 60 days after the distribution of such notice, at a time and place specified in the request, or if none is specified, at a time and place convenient to the Stockholders. If there are no Directors, the officers of the Company shall promptly call a special meeting of the Stockholders entitled to vote for the election of successor Directors. Any meeting may be adjourned and reconvened as the Directors determine or as provided by the Bylaws.


         Section 8.2 Voting Rights Of Stockholders. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (a) election or removal of Directors, without the necessity for concurrence by the Directors, as provided in Sections 8.1, 2.4 and 2.7 hereof; (b) amendment of these Articles of Incorporation, without the necessity for concurrence by the Directors, as provided in Section 10.1 hereof; (c) termination of the Company, without the necessity for concurrence by the Directors, as provided in Section 11.2 hereof;
(d) reorganization of the Company as provided in Section 10.2 hereof; (e) merger, consolidation or sale or other disposition of all or substantially all of the Company Property, as provided in Section 10.3 hereof; and (f) revocation of the Company's status as a real estate investment trust under the REIT Provisions of the Code, as provided in Section 3.2(s) hereof. The Stockholders may terminate the status of the Company as a REIT under the Code by a vote of a majority of the Equity Shares outstanding and entitled to vote.


         Section 8.3 Voting Limitations On Equity Shares Held By The Advisor, Directors And Affiliates. With respect to Equity Shares owned by the Advisor, the Directors, or any of their Affiliates, neither the Advisor, nor the Directors, nor any of their Affiliates may vote or consent on matters submitted to the Stockholders regarding the removal of the Advisor, Directors or any of their Affiliates or any transaction between the Company and any of them. In determining the requisite percentage in interest of Equity Shares necessary to approve a matter on which the Advisor, Directors and any of their Affiliates may not vote or consent, any Equity Shares owned by any of them shall not be included.

         Section 8.4 Stockholder Action To Be Taken By Meeting. Any action required or permitted to be taken by the Stockholders of the Company must be effected at a duly called annual or special meeting of Stockholders of the Company and may not be effected by any consent in writing of such Stockholders.


         Section 8.5 Right Of Inspection. Any Stockholder and any designated representative thereof shall be permitted access, without charge, to all records of the Company at all reasonable times. Any Stockholder and any designated representative thereof may inspect and copy any of such records upon the payment of reasonable copying charges. Inspection of the Company books and records by the office or agency administering the securities laws of a jurisdiction shall be provided upon reasonable notice and during normal business hours.

         Section 8.6 Access To Stockholder List. An alphabetical list of the names, addresses and telephone numbers of the Stockholders of the Company, along with the number of Shares held by each of them (the "Stockholder List"), shall be maintained as part of the books and records of the Company and shall be available for inspection by any Stockholder or the Stockholder's designated agent at the home office of the Company upon the request of the Stockholder. The Stockholder List shall be updated at least quarterly to reflect changes in the information contained therein. A copy of such list shall be mailed to any Stockholder so requesting within ten (10) days of the request. The copy of the Stockholder List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type). The Company may impose a reasonable charge for expenses incurred in reproduction pursuant to the Stockholder request. A Stockholder may request a copy of the Stockholder List in connection with matters relating to Stockholders' voting rights, and the exercise of Stockholder rights under federal proxy laws.

         If the Advisor or Directors neglect or refuse to exhibit, produce or mail a copy of the Stockholder List as requested, the Advisor and the Directors shall be liable to any Stockholder requesting the list for the costs, including attorneys' fees, incurred by that Stockholder for compelling the production of the Stockholder List, and for actual damages suffered by any Stockholder by reason of such refusal or neglect. It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Stockholder List is to secure such list of Stockholders or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Stockholder relative to the affairs of the Company. The Company may require the Stockholder requesting the Stockholder List to represent that the list is not requested for a commercial purpose unrelated to the Stockholder's interest in the Company. The remedies provided hereunder to Stockholders requesting copies of the Stockholder List are in addition, to and shall not in any way limit, other remedies available to Stockholders under federal law, or the laws of any state.

         Section 8.7 Reports.

                  a. The Directors, including the Independent Directors, shall take reasonable steps to insure that the Company shall cause to be prepared and mailed or delivered to each Stockholder as of a record date after the end of the fiscal year and each holder of other publicly held securities of the Company within one hundred twenty (120) days after the end of the fiscal year to which it relates an annual report for each fiscal year ending after the initial public offering of its securities which shall include: (i) financial statements prepared in accordance with generally accepted accounting principles which are audited and reported on by independent certified public accountants;
         (ii) the ratio of the costs of raising capital during the period to the capital raised; (iii) the aggregate amount of advisory fees and the aggregate amount of other fees paid to the Advisor and any Affiliate of the Advisor by the Company and including fees or charges paid to the Advisor and any Affiliate of the Advisor by third parties doing business with the Company; (iv) the Operating Expenses of the Company, stated as a percentage of Average Invested Assets and as a percentage of its Net Income; (v) a report from the Independent Directors that the policies being followed by the Company are in the best interests of its Stockholders and the basis for such determination; (vi) separately stated, full disclosure of all material terms, factors, and circumstances surrounding any and all transactions involving the Company, Directors, Advisors, Sponsors and any Affiliate thereof occurring in the year for which the annual report is made, and the Independent Directors shall be specifically charged with a duty to examine and comment in the report on the fairness of such transactions; and (vii) Distributions to the Stockholders for the period, identifying the source of such Distributions, and if such information is not available at the time of the distribution, a written explanation of the relevant circumstances will accompany the Distributions (with the statement as to the source of Distributions to be sent to Stockholders not later than sixty (60) days after the end of the fiscal year in which the distribution was made).

                                   ARTICLE 9.
         LIABILITY OF STOCKHOLDERS, DIRECTORS, ADVISORS AND AFFILIATES;
                 TRANSACTIONS BETWEEN AFFILIATES AND THE COMPANY

         Section 9.1 Limitation Of Stockholder Liability. No Stockholder shall be liable for any debt, claim, demand, judgment or obligation of any kind of, against or with respect to the Company by reason of his being a Stockholder, nor shall any Stockholder be subject to any personal liability whatsoever, in tort, contract or otherwise, to any Person in connection with the Company Property or the affairs of the Company by reason of his being a Stockholder. The Company shall include a clause in its contracts which provides that Stockholders shall not be personally liable for obligations entered into on behalf of the Company.

         Section 9.2 Limitation Of Liability And Indemnification.

                  a. The Company shall indemnify and hold harmless a Director, Advisor, and their Affiliates (the "Indemnitee") against any or all losses or liabilities reasonably incurred by the Indemnitee in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity, provided, that the Directors, Advisor or Affiliates have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company. The Company shall not indemnify or hold harmless the Indemnitee if: (a) in the case that the Indemnitee is a Director (other than an Independent Director), an Advisor or an Affiliate, the loss or liability was the result of negligence or misconduct by the Indemnitee, or (b) in the case that the Indemnitee is an Independent Director, the loss or liability was the result of gross negligence or willful misconduct by the Indemnitee. Any indemnification of expenses or agreement to hold harmless may be paid only out of the Net Assets of the Company and no portion may be recoverable from the Stockholders.

                  b. The Company shall not provide indemnification for any loss, liability or expense arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (a) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the Indemnitee, (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the Indemnitee; or (c) a court of competent jurisdiction approves a settlement of the claims against the Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

                  c. Notwithstanding anything to the contrary contained in the provisions of subsection (a) and (b) above of this Section, the Company shall not indemnify or hold harmless an Indemnitee if it is established that: (a) the act or omission was material to the loss or liability and was committed in bad faith or was the result of active or deliberate dishonesty, (b) the Indemnitee actually received an improper personal benefit in money, property, or services, (c) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, or (d) in a proceeding by or in the right of the Company, the Indemnitee shall have been adjudged to be liable to the Company.

                  d. The Directors may take such action as is necessary to carry out this Section 9.2 and are expressly empowered to adopt, approve and amend from time to time Bylaws, resolutions or contracts implementing such provisions. No amendment of these Articles of Incorporation or repeal of any of its provisions shall limit or eliminate the right of indemnification provided hereunder with respect to acts or omissions occurring prior to such amendment or repeal.

         Section 9.3 Payment Of Expenses. The Company shall pay or reimburse reasonable legal expenses and other costs incurred by a Director, Advisor, or Affiliate in advance of final disposition of a proceeding if all of the following are satisfied: (i) the proceeding relates to acts or omissions with respect to the performance of duties or services on behalf of the Company, (ii) the Indemnitee provides the Company with written affirmation of his good faith belief that he has met the standard of conduct necessary for indemnification by the Company as authorized by Section 9.2 hereof, (iii) the legal proceeding was initiated by a third party who is not a Stockholder or, if by a Stockholder of the Company acting in his or her capacity as such, a court of competent jurisdiction approves such advancement, and (iv) the Indemnitee provides the Company with a written agreement to repay the amount paid or reimbursed by the Company, together with the applicable legal rate of interest thereon, if it is ultimately determined that the Indemnitee did not comply with the requisite standard of conduct and is not entitled to indemnification. Any indemnification payment or reimbursement of expenses will be furnished in accordance with the procedures in Section 2-418(e) of the Maryland General Corporation Law.

         Section 9.4 Express Exculpatory Clauses In Instruments. Neither the Stockholders nor the Directors, officers, employees or agents of the Company shall be liable under any written instrument creating an obligation of the Company by reason of their being Stockholders, Directors, officers, employees or agents of the Company, and all Persons shall look solely to the Company Property for the payment of any claim under or for the performance of that instrument. The omission of the foregoing exculpatory language from any instrument shall not affect the validity or enforceability of such instrument and shall not render any Stockholder, Director, officer, employee or agent liable thereunder to any third party, nor shall the Directors or any officer, employee or agent of the Company be liable to anyone as a result of such omission.

         Section 9.5 Transactions With Affiliates. The Company shall not engage in transactions with any Affiliates, except to the extent that each such transaction has, after disclosure of such affiliation, been approved or ratified by the affirmative vote of a majority of the Directors (including a majority of the Independent Directors) not Affiliated with the person who is party to the transaction and:

                  a. The transaction is fair and reasonable to the Company and its Stockholders.


                  b. The terms of such transaction are at least as favorable as the terms of any comparable transactions made on an arms-length basis.


                  c. The total consideration is not in excess of the appraised value of the property being acquired, if an acquisition is involved.

                  d. Payments to the Advisor, its Affiliates and the Directors for services rendered in a capacity other than that as Advisor or Director may only be made upon a determination that:

                           (1) The compensation is not in excess of their
                  compensation paid for any comparable services; and

                           (2) The compensation is not greater than the charges
                  for comparable services available from others who are competent and not Affiliated with any of the parties involved.

                  e. The Company will not make loans to the Advisor or other Affiliates, or to any director, officer or principal of the Company or any of its Affiliates.

         Transactions between the Company and its Affiliates are further subject to any express restrictions in these Articles of Incorporation (including
Article 4, Article 5 and Section 7.7) or adopted by the Directors in the Bylaws or by resolution, and further subject to the disclosure and ratification requirements of MGCL (section) 2-419 and other applicable law.

                                   ARTICLE 10.
                     AMENDMENT; REORGANIZATION; MERGER, ETC.

         Section 10.1 Amendment.

                  a. These Articles of Incorporation may be amended, without the necessity for concurrence by the Directors, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon, except that: (i) no amendment may be made which would change any rights with respect to any outstanding class of securities, by reducing the amount payable thereon upon liquidation, or by diminishing or eliminating any voting rights pertaining thereto; (ii) Section 10.2 hereof and this Section 10.1 shall not be amended (or any other provision of these Articles of Incorporation be amended or any provision of these Articles of Incorporation be added that would have the effect of amending such sections); (iii) no term or provision


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

         of the Articles of Incorporation may be added, amended or repealed in any respect that would, in the determination of the Board of Directors, cause the Company not to qualify as a REIT under the Code; (iv) certain provisions of the Articles of Incorporation, including provisions relating to the removal of directors, Independent Directors, preemptive rights of holders of stock and indemnification and limitation of liability of officers and directors may not be amended or repealed and
         (v) provisions imposing cumulative voting in the election of directors may not be added to the Articles of Incorporation, without the affirmative vote of the holders of a majority of the Equity Shares then outstanding and entitled to vote thereon.

                  b. The Directors, by a majority vote, may amend provisions of these Articles of Incorporation from time to time as necessary to enable the Company to qualify as a real estate investment trust under the REIT Provisions of the Code. With the exception of the foregoing, the Directors may not amend these Articles of Incorporation.

                  c. An amendment to these Articles of Incorporation shall become effective as provided in Section 12.5.

                  d. These Articles of Incorporation may not be amended except as provided in this Section 10.1.

         Section 10.2 Reorganization. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power (i) to cause the organization of a corporation, association, trust or other organization to take over the Company Property and to carry on the affairs of the Company, or (ii) merge the Company into, or sell, convey and transfer the Company Property to any such corporation, association, trust or organization in exchange for Securities thereof or beneficial interests therein, and the assumption by the transferee of the liabilities of the Company, and upon the occurrence of (i) or (ii) above terminate the Company and deliver such Securities or beneficial interests ratably among the Stockholders according to the respective rights of the class or series of Equity Shares held by them provided, however, that any such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon.

         Section 10.3 Merger, Consolidation Or Sale Of Company Property. Subject to the provisions of any class or series of Equity Shares at the time outstanding, the Directors shall have the power to (i) merge the Company into another entity, (ii) consolidate the Company with one (1) or more other entities into a new entity; (iii) sell or otherwise dispose of all or substantially all of the Company Property; or (iv) dissolve or liquidate the Company, other than before the initial investment in Company Property; provided, however, that such action shall have been approved, at a meeting of the Stockholders called for that purpose, by the affirmative vote of the holders of not less than a majority of the Equity Shares then outstanding and entitled to vote thereon. Any such transaction involving an Affiliate of the Company or the Advisor also must be approved by a majority of the Directors (including a majority of the Independent Directors) not otherwise interested in such transaction as fair and reasonable to the Company and on terms and conditions not less favorable to the Company than those available from unaffiliated third parties.

         In connection with any proposed Roll-Up Transaction, an appraisal of all Assets shall be obtained from a competent independent appraiser. The Assets shall be appraised on a consistent basis, and the appraisal shall be based on the evaluation of all relevant information and shall indicate the value of the Assets as of a date immediately prior to the announcement of the proposed Roll-Up Transaction. The appraisal shall assume an orderly liquidation of Assets over a 12-month period. The terms of the engagement of the independent appraiser shall clearly state that the engagement is for the benefit of the Company and the Stockholders. A summary of the appraisal, indicating all material assumptions underlying the appraisal, shall be included in a report to Stockholders in connection with a proposed Roll-Up Transaction. In connection with a proposed Roll-Up Transaction, the person sponsoring the Roll-Up Transaction shall offer to Stockholders who vote against the proposed Roll-Up Transaction the choice of:

                  a. accepting the securities of a Roll-Up Entity offered in the proposed Roll-Up Transaction; or

                  b. one of the following:

                           (1) remaining as Stockholders of the Company and
                  preserving their interests therein on the same terms and conditions as existed previously; or

                           (2) receiving cash in an amount equal to the
                  Stockholder's pro rata share of the appraised value of the Net Assets of the Company.

         The Company is prohibited from participating in any proposed Roll-Up
Transaction:

                  c. which would result in the Stockholders having democracy rights in a Roll-Up Entity that are less than the rights provided for in Sections 8.1, 8.2, 8.4, 8.5, 8.6, 8.7 and 9.1 of these Articles of Incorporation;


                  d. which includes provisions that would operate as a material impediment to, or frustration of, the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity), or which would limit the ability of an investor to exercise the voting rights of its Securities of the Roll-Up Entity on the basis of the number of Equity Shares held by that investor;


                  e. in which investor's rights to access of records of the Roll-Up Entity will be less than those described in Sections 8.5 and
         8.6 hereof; or

                  f. in which any of the costs of the Roll-Up Transaction would be borne by the Company if the Roll-Up Transaction is not approved by the Stockholders.

                                   ARTICLE 11.
                               DURATION OF COMPANY

         Section 11.1 Termination Upon Failure To Obtain Listing. In the event that Listing does not occur within ten years after the closing of the Initial Public Offering, the Company shall undertake an orderly liquidation and Sale of the Company's assets and will distribute its share of any Net Sales Proceeds therefrom to Stockholders, following which the Company shall terminate and dissolve. In the event that Listing occurs on or before such date, the Company shall continue perpetually unless dissolved pursuant to the provisions contained herein or pursuant to any applicable provision of the MGCL.

         Section 11.2 Dissolution Of The Company By Stockholder Vote. The Company may be terminated at any time, without the necessity for concurrence by the Board of Directors, by the vote or written consent of a majority of the outstanding Equity Shares entitled to vote thereon.

                                   ARTICLE 12.
                                  MISCELLANEOUS

         Section 12.1 Governing Law. These Articles of Incorporation are executed by the undersigned Directors and delivered in the State of Maryland with reference to the laws thereof, and the rights of all parties and the validity, construction and effect of every provision hereof shall be subject to and construed according to the laws of the State of Maryland without regard to conflicts of laws provisions thereof.

         Section 12.2 Reliance By Third Parties. Any certificate shall be final and conclusive as to any persons dealing with the Company if executed by an individual who, according to the records of the Company or of any recording office in which these Articles of Incorporation may be recorded, appears to be the Secretary or an Assistant Secretary of the Company or a Director, and if certifying to: (i) the number or identity of Directors, officers of the Company or Stockholders; (ii) the due authorization of the execution of any document;
(iii) the action or vote taken, and the existence of a quorum, at a meeting of the Directors or Stockholders; (iv) a copy of the Articles of Incorporation or of the Bylaws as a true and complete copy as then in force; (v) an amendment to these Articles of Incorporation; (vi) the dissolution of the Company; or (vii) the existence of any fact or facts which relate to the affairs of the Company. No purchaser, lender, transfer agent or other person shall be bound to make any inquiry concerning the validity of any transaction purporting to be made on behalf of the Company by the Directors or by any duly authorized officer, employee or agent of the Company.

         Section 12.3 Provisions In Conflict With Law Or Regulations.

                  a. The provisions of these Articles of Incorporation are severable, and if the Directors shall determine that any one or more of such provisions are in conflict with the REIT Provisions of the Code, or other applicable federal or state laws, the conflicting provisions shall be deemed never to have constituted a part of these Articles of Incorporation, even without any amendment of these Articles of Incorporation pursuant to Section 10.1 hereof; provided, however, that such determination by the Directors shall not affect or impair any of the remaining provisions of these Articles of Incorporation or render invalid or improper any action taken or omitted prior to such determination. No Director shall be liable for making or failing to make such a determination.

                  b. If any provision of these Articles of Incorporation shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of these Articles of Incorporation in any jurisdiction.

         Section 12.4 Construction. In these Articles of Incorporation, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include both genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of these Articles of Incorporation. In defining or interpreting the powers and duties of the Company and its Directors and officers, reference may be made, to the extent appropriate, to the Code and to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland, referred to herein as the "MGCL."

         Section 12.5 Recordation. These Articles of Incorporation and any amendment hereto shall be filed for record with the State Department of Assessments and Taxation of Maryland and may also be filed or recorded in such other places as the Directors deem appropriate, but failure to file for record these Articles of Incorporation or any amendment hereto in any office other than in the State of Maryland shall not affect or impair the validity or effectiveness of these Articles of Incorporation or any amendment hereto. A restated Articles of Incorporation shall, upon filing, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Articles of Incorporation and the various amendments thereto.

         THIRD: These Amended and Restated Articles of Incorporation of the Company have been approved by a majority of the Board of Directors and approved by the stockholders of the Company as required by law.

         IN WITNESS WHEREOF, these Amended and Restated Articles of Incorporation have been signed on this ____ day of July, 2002 by the undersigned, each of whom acknowledges , under penalty of perjury, that this document is his free act and deed, that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                                         ---------------------------------------
                                         Evan H. Zucker, President


                                         ATTEST

                                         ---------------------------------------
                                         James R. Mulvihill Assistant Secretary



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